                                                                    Exhibit 10.3



                                      LEASE

                                 by and between

                        METRO NORTH CORPORATE CENTER LLC

                                    Landlord

                                       and

                                  ARQULE, INC.

                                     Tenant

                                Dated: May 29, 1998


         Premises at Metro North Corporate Center, Woburn, Massachusetts

                                TABLE OF CONTENTS

ARTICLE I - REFERENCE DATA

      1.1   Subjects Referred To..............................................1
      1.2   Exhibits..........................................................6

ARTICLE II - TERM; OPTION TO EXTEND

      2.1   Term..............................................................6
      2.2   Option to Extend Term.............................................7
      2.3   Limited Waiver of Annual Fixed Rental Rate........................7
      2.4   Annual Fixed Rental Rate During the Original Term.................7
      2.5   Annual Fixed Rental Rate During Extended Terms....................8

ARTICLE III - PLANS AND SPECIFICATIONS; IMPROVEMENTS; PERMITS AND
APPROVALS; CONSTRUCTION

      3.1   Initial Building Plans and Specifications........................10
      3.2   Tenant Plans.....................................................11
      3.3   Permits and Approvals; Landlord's Acquisition of Fee Title
            to Initial Building Lot and Expansion Lot........................11
      3.4   Landlord's Initial Building Work.................................13
      3.5   Substantial Completion of Landlord's Initial Building Work.......14
      3.6   Tenant's Improvements............................................15
      3.7   Certain Construction Obligations of Landlord and Tenant..........15
      3.8   Delivery of Security Deposit.....................................16
      3.9   General Provisions Applicable to Construction....................16
      3.10  Construction Representatives.....................................17
      3.11  Insurance; Indemnity.............................................17
      3.12  Provisions Applicable to Expansion Building......................17
      3.13  Payments to Tenant On Account of Tenant Improvements.............19

ARTICLE IV - RENT

      4.1   Annual Fixed Rental Rate.........................................19
      4.2   Additional Rent..................................................20

            4.2.1 Real Estate Taxes..........................................20
            4.2.2 Insurance..................................................23

                   4.2.2.1  Insurance Taken Out by Tenant.....................23
                   4.2.2.2  Insurance Taken Out by Landlord...................23
                   4.2.2.3  Tenant Reimbursement of Insurance Taken
                            Out by Landlord...................................24
                   4.2.2.4  Certain Requirements Applicable to
                            Insurance Policies................................25
                   4.2.2.5  Waiver of Subrogation.............................25

            4.2.3  Utilities..................................................26
            4.2.4  Common Area Charges........................................26
            4.2.5  Payments on Account of Insurance and Common
                   Area Charges...............................................26

      4.3   Net Lease; Nonterminability By Tenant.............................27
      4.4   Landlord's Repair and Maintenance Obligations;
            Assignment of Warranties..........................................27

ARTICLE V - ADDITIONAL COVENANTS

      5.1   Tenant's Affirmative Covenants....................................27

            5.1.1  Perform Obligations........................................28
            5.1.2  Use........................................................28
            5.1.3  Repair and Maintenance.....................................28
            5.1.4  Compliance with Law and Insurance Requirements.............28
            5.1.5  Tenant's Work..............................................31
            5.1.6  Indemnity..................................................31
            5.1.7  Landlord's Right to Enter..................................32
            5.1.8  Personal Property at Tenant's Risk.........................32
            5.1.9  Payment of Cost of Enforcement.............................32
            5.1.10 Yield-Up...................................................32
            5.1.11 Estoppel Certificates......................................34
            5.1.12 Park Restrictions..........................................34
            5.1.13 Holding Over...............................................35
            5.1.14 Tenant's Financial Statements..............................35
            5.1.15 Landlord's Expenses Re: Consents...........................35

      5.2   Tenant's Negative Covenants.......................................35

            5.2.1  Assignment and Subletting..................................35
            5.2.2  Overloading and Nuisance...................................36
            5.2.3  Installations, Alterations or Additions....................36

ARTICLE VI - CASUALTY OR TAKING

         6.1      Casualty....................................................37
         6.1A     Taking......................................................38
         6.2      Restoration.................................................38
         6.3      Award.......................................................39

ARTICLE VII - DEFAULTS

         7.1      Events of Default...........................................40
         7.2      Remedies....................................................40
         7.3      Remedies Cumulative.........................................41
         7.4      Landlord's Right to Cure Defaults...........................41
         7.5      Effect of Waivers of Default................................42
         7.6      No Accord and Satisfaction..................................42
         7.7      Interest on Overdue Sums....................................42

ARTICLE VIII - MORTGAGES

         8.1      Rights of Mortgage Holders..................................43
         8.2      Superiority of Lease; Option to Subordinate.................43

ARTICLE IX - MISCELLANEOUS PROVISIONS

         9.1      Notices from One Party to the Other.........................44
         9.2      Quiet Enjoyment.............................................44
         9.3      Easements; Changes to Lot Lines.............................45
         9.4      Lease Not to be Recorded....................................45
         9.5      Bind and Inure; Limitation of Landlord's Liability..........45
         9.6      Acts of God.................................................46
         9.7      Landlord's Default; Tenant's Right of Self-Help.............46
         9.8      Brokerage...................................................47
         9.9      Applicable Law and Construction.............................47
         9.10     Submission Not an Offer.....................................48
         9.11     Security Deposit............................................48
         9.12     Parties Responsible for Costs of Own Obligations............48

ARTICLE X - OPTION TO PURCHASE; EXPANSION OPTION: FIRST OPPORTUNITY; RIGHT OF FIRST REFUSAL

         10.1     Tenant's Purchase Option....................................49
         10.2     Tenant's Option to Expand...................................52

                  10.2.1 Definitions..........................................52
                  10.2.2 Exercise of Tenant's Option to Expand................55
                  10.2.3 Election to Execute a Separate Lease.................56

         10.3     Tenant's Right of First Opportunity to Purchase.............57
         10.4     Tenant's Right of First Refusal.............................58
         10.5     Landlord's Right of First Opportunity.......................58
         10.6     Further Rights of Mortgagees................................58

                                 LEASE AGREEMENT

      METRO NORTH CORPORATE CENTER LLC, a Massachusetts limited liability company (the "Landlord") hereby leases and demises to ARQULE, INC., a Delaware corporation (the "Tenant") and Tenant hereby leases from Landlord, the Premises (as described in Section 1.1 of this Lease) on the terms and provisions of this Lease.

                                    ARTICLE I
                                 REFERENCE DATA

1.1   SUBJECTS REFERRED TO.

      Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1.1.

Date of this Lease:                   May 29, 1998.

Initial Building Lot:                 The parcel of land described in
                                      Exhibit A attached hereto.

Expansion Lot:                        The parcel of land described in
                                      Exhibit B attached hereto.

Lot:                                  The Initial Building Lot and the
                                      Expansion Lot.

Cross-Easements:                      Those rights and easements appurtenant
                                      to the Initial Building Lot and the
                                      Expansion Lot, as applicable, for
                                      drainage facilities and, as applicable,
                                      water and sewer and other utility lines
                                      and in the case of the Initial Building
                                      Lot, for certain parking spaces on the
                                      Expansion Lot under the Cross Easement
                                      Agreement, which is attached hereto as
                                      Exhibit B-1 (the "Cross-Easement
                                      Agreement"). Landlord reserves the
                                      right to make modifications thereto,
                                      provided that Tenant shall have prior
                                      review and approval rights, which
                                      approval Tenant shall not unreasonably
                                      withhold or delay, with regard to said
                                      modifications to the extent the same
                                      would affect Tenant's Intended Uses of
                                      the Initial

                                      Building, the Lot, or any portion thereof, or Tenant's rights or obligations under this Lease.

Initial Building:                     The three-story building to be
                                      constructed on the Initial Building Lot
                                      and described in Section 3.1 of this
                                      Lease.

Expansion Building:                   A three-story building to be
                                      constructed on the Expansion Lot as
                                      provided in Section 10.2 of this Lease
                                      and containing approximately 125,000
                                      square feet of rentable area.

Premises:                             The Initial Building Lot and the
                                      Initial Building and the Cross-Easements and, if Tenant's Option to Expand (as provided in Section 10.2 of this Lease) is exercised, from and after the Expansion
                                      Building Delivery Date, the Expansion
                                      Building and the Expansion Lot.

Tenant Fit-Up Period:                 The period commencing with the Term
                                      Commencement Date and expiring one
                                      hundred eighty (180) days thereafter
                                      during which Annual Fixed Rent will not
                                      be payable as provided in Section 2.3
                                      of this Lease.

Building:                             Prior to the Expansion Building
                                      Delivery Date, the Initial Building.
                                      From and after the Expansion Building
                                      Delivery Date, the Initial Building and
                                      the Expansion  Building.

Original Address of Landlord:         c/o National Development of New
                                      England, 2310 Washington Street
                                      Newton Lower Falls, Massachusetts 02162.

Original Address of Tenant:           200 Boston Avenue
                                      Medford, Massachusetts 02155

Landlord's Construction
Representative:                       Bryan Clancy or John Onufrak.

Tenant's Construction
Representative:                       Stephen Buia.

Security Deposit:                     $1,500,000.00 initially, subject to
                                      subsequent adjustments as provided in
                                      Section 3.8 and Section 10.2.2, to be
                                      held by Escrow Agent in accordance with
                                      Section 9.11.

Additional Security Deposit:          50% of the Expansion Building Annual
                                      Fixed Rental Rate.

Completion Date for Initial
Building:                             April 1, 1999.

Penalty Completion Date
for Initial Building:                 June 1, 1999 as extended for Force
                                      Majeure Events and Tenant Delays.

Outside Completion Date
for Initial Building:                 August 1, 1999 as extended for Force
                                      Majeure Events and Tenant Delays.

Force Majeure Events:                 The events described in Section 9.6 of
                                      this Lease.

Tenant Delays:                        As defined in Section 3.5 of this Lease.

Escrow Agent:                         Goulston & Storrs initially, and after
                                      Landlord's acquisition of fee title to
                                      the Lot, as Landlord may from
                                      time-to-time elect, Landlord's first
                                      mortgagee from time to time, or another
                                      party acceptable to Landlord and
                                      Tenant; provided, however, that Escrow
                                      Agent shall enter into an escrow
                                      agreement that is mutually acceptable
                                      to Landlord, Tenant and Escrow Agent.

Term Commencement Date:               The date on which all of Landlord's
                                      Initial Building Work (as defined in
                                      Section 3.1) is deemed to be
                                      substantially complete pursuant to
                                      Section 3.5.  Possession of the
                                      Premises shall be treated as delivered
                                      to Tenant on the Term Commencement Date.

Original Term:                        If the Term Commencement Date is the
                                      first day of a calendar month, the
                                      period beginning on the Term
                                      Commencement Date and ending on the day
                                      before the fifteenth (15th) anniversary
                                      of the Term Commencement Date.  If the
                                      Term Commencement Date is a day other
                                      than the first day of a calendar month,
                                      the period beginning on the Term
                                      Commencement Date and ending on the
                                      last day of the month in which the
                                      fifteenth (15th) anniversary of the
                                      Term Commencement Date occurs
                                      (whichever of the foregoing expiration
                                      dates is applicable, the "Original Term
                                      Expiration Date).

Extended Terms:                       Two (2) five (5) year periods, subject
                                      to the provisions of Section 2.2.

Expansion Building Amount:            Determined under Section 10.2.1 of this
                                      Lease.

Expansion Building Rent Increment:    Determined under Section 2.4 of this
                                      Lease.

Expansion Building Annual
Fixed Rental Rate:                    Determined under Section 10.2 of this
                                      Lease.

Expansion Building Delivery Date:     The date on which the Landlord's
                                      Expansion Building Work (as provided
                                      for in Section 3.12 of this Lease) is
                                      deemed to be substantially complete
                                      pursuant to Section 3.5.  Possession of
                                      the Expansion Building shall be treated
                                      as delivered to Tenant on the Expansion
                                      Building Delivery Date.

Intended Uses:                        Office, research and development
                                      (including RDNA, genetic, biomedical
                                      and combinational chemistry, and animal
                                      testing), testing laboratory, other
                                      accessory general office and
                                      manufacturing uses, and other related
                                      uses.

Common Area Charges:                  Common Charges payable under that
                                      certain Declaration of Protective
                                      Covenants referred to in Exhibit D,
                                      subject to the provisions of Section
                                      4.2.4 and the share of real estate
                                      taxes allocable to the Lot 1 Exclusive
                                      Parking Areas and the share of Drainage
                                      Maintenance Charges, as respectively
                                      referred to in and defined under the
                                      Cross-Easement Agreement.

Title Exceptions:                     Those matters identified in Exhibit E
                                      attached hereto.

Lease Year:                           (a) If the Term Commencement Date is
                                      the first day of a calendar month, each
                                      one year period beginning on the Term
                                      Commencement Date and each anniversary
                                      thereof and ending on the day before
                                      the next succeeding such anniversary
                                      and (b) If the Term Commencement Date
                                      is a day other than the first day of a
                                      calendar month, each one year period
                                      beginning on the first day of the
                                      calendar month immediately after the
                                      month in which the Term Commencement
                                      Date occurs, and each anniversary of
                                      such day, and ending on the day before
                                      the next succeeding such anniversary.
                                      Appropriate pro-rations shall be made
                                      for any partial months or other periods
                                      prior to the commencement of the first
                                      Lease Year.

Broker:                               Lynch, Murphy, Walsh & Partners.

Public Liability Insurance Limits:    Bodily Injury and Property Damage:
(per occurrence)                      Combined Single Limit of $5,000,000, or
                                      greater amount as reasonably required
                                      by Landlord in accordance with Section
                                      4.2.2.

Annual Fixed Rental Rate:             Determined under Sections 2.4 and 2.5
                                      of this Lease.

      1.2   EXHIBITS.

      The Exhibits listed below in this Section are incorporated in this Lease by reference and are to be construed as a part of this Lease:

      EXHIBIT A:     Depiction of Initial Building Lot.

      EXHIBIT B:     Depiction of Expansion Lot.

      EXHIBIT B-1:   Form of Instrument creating Cross-Easements

      EXHIBIT C:     Outline specifications (including site plan, floor
                     plans, building elevation and base building specifications).

      EXHIBIT D:     Declaration of Protective Covenants.

      EXHIBIT D-1:   Form of Certificate of Confirmation and Compliance Under
                     Declaration of Protective Covenants.

      EXHIBIT E:     Title Exceptions.

      EXHIBIT F:     Schedule of Environmental Reports.

      EXHIBIT G:     Development Schedule.

      EXHIBIT H:     Architect's Rendering

      EXHIBIT I:     HVAC Specifications at Yield-Up

      EXHIBIT I-1: Fixtures, Furnishings and Equipment of Tenant to be Removed from Premises

      EXHIBIT J:     Terms of Subordination, Non-Disturbance and Attornment
                     Agreement

      EXHIBIT K:     Form of Notice of Lease

                                   ARTICLE II
                             TERM; OPTION TO EXTEND

      2.1 TERM. TO HAVE AND TO HOLD for the Original Term, beginning on the Term Commencement Date, plus any of the two for which Tenant exercises its option pursuant to Section 2.2.

      2.2 OPTION TO EXTEND TERM. Tenant shall have two (2) separate options to extend the then term of this Lease for an additional five (5) year period (i.e., for a total, if both such options are exercised as provided herein, of ten successive years beyond the Original Term) (each five year period being referred to herein as an "Extended Term"), provided (i) to exercise each such option, Tenant shall give notice in writing to Landlord of its exercise not less than twelve (12) months prior to expiration of the Original Term or the first Extended Term, as the case may be (the "Exercise Date"), (ii) no default continuing beyond any applicable notice, grace or cure period in the obligations of Tenant under this Lease shall exist at the time each such notice is given (and all such defaults shall be fully corrected or cured, as may be applicable, within the applicable period of grace and all interest and other costs due, if any, to Landlord in connection therewith shall be paid in full within such period of grace), and (iii) at the time such option is exercised Tenant is in occupancy of the entire Premises then demised hereunder (except to the extent that such occupancy is prevented by Casualty or Taking, and except for any assignments, transfers, mortgages, pledges, encumbrances or sublettings permitted by this Lease or otherwise consented to by Landlord). All of the terms and provisions of this Lease shall be applicable during each such Extended Term except that (i) Tenant shall have no option to extend the Term of this Lease beyond the second Extended Term and (ii) the Annual Fixed Rental Rate for each Extended Term shall be adjusted in accordance with Section 2.5. The word "Term" or "term" as used herein shall mean the Original Term, plus any of the Extended Terms as to which Tenant shall have exercised its option under this Section 2.2.

      2.3 LIMITED WAIVER OF ANNUAL FIXED RATE. Provided Tenant is not in default continuing beyond any applicable notice, grace or cure period as of the Term Commencement Date (and all such defaults shall be fully corrected or cured, as may be applicable, within the applicable period of grace and all interest and other costs, if any, due to Landlord in connection therewith shall be paid in full within such period of grace), and no default continuing beyond any applicable notice, grace or cure period thereafter occurs on the part of Tenant during the Tenant Fit-Up Period (and all such defaults shall be fully corrected or cured, as may be applicable, within the applicable period of grace and all interest and other costs due, if any, to Landlord in connection therewith shall be paid in full within such period of grace), Landlord shall waive Tenant's obligation to pay Annual Fixed Rental Rate in respect of the Initial Building during the Tenant Fit-Up Period.

      2.4 ANNUAL FIXED RENTAL RATE DURING THE ORIGINAL TERM. For the Original Term of this Lease the Annual Fixed Rental Rate for the Initial Building shall be as set forth below:

      (i) For the period commencing on the Term Commencement Date (subject to the provisions of Section 2.3, above, during the Tenant Fit-Up Period) and ending on the day before the third anniversary of the Term Commencement Date, the product of the Final Building Area (as determined pursuant to Section 3.1) and Thirteen and 24/100 Dollars ($13.24) (the "First Portion Rent Rate");

      (ii) For the period commencing on the third anniversary of the Term Commencement Date and ending on the day before the sixth anniversary of the Term Commencement Date, the product of the Final Building Area and Thirteen and 47/100 Dollars ($13.47) (the "Second Portion Rent Rate");

      (iii) For the period commencing on the sixth anniversary of the Term Commencement Date and ending on the day before the ninth anniversary of the Term Commencement Date, the product of the Final Building Area and Fourteen and 22/100 Dollars ($14.22) (the "Third Portion Rent Rate");

      (iv) For the period commencing on the ninth anniversary of the Term Commencement Date and ending on the day before the twelfth anniversary of the Term Commencement Date, the product of the Final Building Area and Fourteen and 97/100 Dollars ($14.97) (the "Fourth Portion Rent Rate"); and

      (v) For the period commencing on the twelfth anniversary of the Term Commencement Date and ending at the expiration of the Original Term, the product of the Final Building Area and Fifteen and 97/100 Dollars ($15.97) (the "Fifth Portion Rent Rate").

      For the Original Term of this Lease, from and after the Expansion Building Delivery Date, the Annual Fixed Rental Rate shall be increased by the Expansion Building Rent Increment as determined in Section 10.2.1 of this Lease.

      2.5 ANNUAL FIXED RENTAL RATE DURING EXTENDED TERMS. If Tenant shall exercise its option(s) to extend the term pursuant to Section 2.3, the Annual Fixed Rental Rate shall be adjusted, effective as of the first day of the first Extended Term and, if applicable, the second Extended Term (each an "Adjustment Date"), to equal 90% of the Market Rent (as hereinafter determined and defined) as of the applicable Adjustment Date, provided that, as adjusted, Annual Fixed Rental Rate for each Extended Term shall not be less than the product of the Final Building Area of the Initial Building and, if Tenant has exercised its Option to Expand in accordance with Section 10.2.2, the Expansion Building and $13.50. "Market Rent" shall be computed as of each Adjustment Date at the then current effective rentals being charged for newly executed leases for comparable buildings, and improved to the extent of Landlord's Initial Building Work (as defined in Section 3.1) in respect of the Initial Building (and if the Expansion Building is constructed, to the extent of Landlord's Expansion Building Work) in the Yield-Up Condition, taking into account and giving effect to, in determining comparability, such considerations as size, location of premises, and lease term (including, without limitation, that Tenant is required to pay for the real estate taxes, insurance, utilities and maintenance and repair of the Premises during the Extended Term as provided in Article IV of this Lease).

      Landlord shall initially designate the Market Rent by notice to Tenant. Such designation shall be made no earlier than nine (9) months before the Exercise Date. Within thirty (30) days after the date Tenant shall have received Landlord's designation, Tenant shall give written notice to Landlord either (i) accepting Landlord's designation of Market Rent, (ii) rejecting Landlord's designation of Market Rent and rescinding its notice to extend the Term in question, or (iii) rejecting the Landlord's designation of Market Rent and submitting the matter to arbitration in accordance with the terms hereof. If Tenant accepts Landlord's designation, then such designation shall be the Market Rent used to determine the Annual Fixed Rental Rate for the Extended Term in question pursuant to the provisions of the preceding paragraph. If Tenant rejects Landlord's designation and rescinds its notice to extend the Term in question, Tenant shall pay rent hereunder based on the Annual Fixed Rental Rate than in effect until the expiration date of the then current Term and Tenant shall not have the right to extend the Term.

      If Tenant rejects Landlord's designation and elects to submit the matter to arbitration (the "Tenant's Rent Dispute Notice"), Market Rent shall be determined by arbitrators, one to be chosen by Tenant, one to be chosen by Landlord and a third to be selected, if necessary, as provided below. Each arbitrator shall be a real estate counselor, appraiser, broker or comparable real estate professional with at least ten (10) years experience in appraising or evaluating commercial real estate in the greater Boston area. The unanimous written decision of the two first arbitrators chosen without selection and participation of a third arbitrator, or otherwise the written decision of a majority of the three arbitrators chosen and selected as provided herein, shall be conclusive and binding upon Landlord and Tenant. Landlord and Tenant shall each notify the other of its chosen arbitrator no later than fifteen (15) days after Tenant's Rent Dispute Notice. Unless such two arbitrators shall have reached a unanimous decision within thirty (30) days after their designation (the "Designation Date"), they shall so notify the then President of the Greater Boston Real Estate Board and request him or her to select an impartial third arbitrator within fifteen (15) days of the Designation Date, who shall have the aforesaid qualifications, to determine Market Rent. The arbitrators shall hear the parties and their evidence and render their decision within thirty (30) days following the conclusion of such hearing and notify Landlord and Tenant thereof. Each party shall pay the expense of the arbitrator it selected. The parties shall in good faith supply such information to the arbitrators as they may reasonably request and shall share the expense of the third arbitrator (if any) equally. If the dispute between the parties as to Market Rent has not been resolved before the commencement of the Extended Term in question, then Tenant shall pay rent under the Lease in respect of the Premises based upon the Annual Fixed Rental Rate in effect prior to the Extended Term in question until either the agreement of the parties as to the Market Rent or the decision of the arbitrators is final, as the case may be, at which time Tenant shall pay any underpayment of rent to Landlord, or Landlord shall refund any overpayment of rent to Tenant or, at Tenant's option, shall credit such overpayment to the next payment or payments of rent due hereunder.

      Once Market Rent is determined, whether by agreement of Landlord and Tenant or by arbitration, as aforesaid, the parties shall promptly execute a supplement to this Lease confirming the same.

                                   ARTICLE III
 PLANS AND SPECIFICATIONS; IMPROVEMENTS; PERMITS AND APPROVALS; CONSTRUCTION

      3.1 INITIAL BUILDING PLANS AND SPECIFICATIONS. Landlord and Tenant have agreed to the base building outline specifications for the Initial Building and site improvements, including building elevations, attached hereto as Exhibit C, and to the architect's rendering attached hereto as Exhibit H (together, the "Outline Specifications"). Landlord will cause to be prepared, at Landlord's cost and expense, draft final plans and specifications for the Initial Building and site improvements in accordance with the Outline Specifications (the "Draft Final Plans and Specifications") and shall submit the Draft Final Plans and Specifications to Tenant by June 15, 1998 for Tenant's approval of their consistency with the Outline Specifications. Unless Tenant advises Landlord in writing of any deficiencies or clarifications required in the Draft Final Plans and Specifications within fifteen (15) days of Tenant's receipt of the Draft Final Plans and Specifications, Tenant shall be treated as having approved the Draft Final Plans and Specifications; if Tenant shall advise Landlord of any such deficiencies or clarifications, Landlord shall promptly revise the Draft Final Plans and Specifications in accordance with the Outline Specifications, submit such revisions to Tenant within fifteen (15) days of Landlord's receipt of deficiencies and clarifications from Tenant, and unless Tenant notifies Landlord of any remaining deficiencies or clarifications within five (5) days of Tenant's receipt of the revised Draft Final Plans and Specifications, Tenant shall be treated as having approved the revised Draft Final Plans and Specifications. To the extent the Draft Final Plans and Specifications are not then approved or treated as approved, Landlord and Tenant shall continue to work in good faith to resolve any remaining deficiencies or clarifications in the Draft Final Plans and Specifications so as to cause the Draft Final Plans and Specifications to be prepared in a form acceptable to Landlord and Tenant. Once Tenant has approved the Draft Final Plans and Specifications as provided in this
Section 3.1, or Landlord and Tenant have each acknowledged their acceptance of the same and, in either case, Landlord's architect has stamped the same, the Draft Final Plans and Specifications shall be treated as the final plans and specifications (the "Initial Building Plans and Specifications"), and one complete set shall be delivered to Tenant promptly. Landlord's architect shall measure the rentable area (as hereinafter defined) of the Initial Building as depicted on the Initial Building Plans and Specifications, and certify to Landlord and Tenant the rentable area of the Initial Building, which shall be referred to herein as the "Final Building Area." For purposes of this Lease, the "rentable area" of the Initial Building shall be the gross square foot area of the Initial Building, determined by measuring, on each finished floor, the total floor area from the interior glass lines on each finished floor, with deduction only for the total area of atria above the first finished floor, all as measured by Landlord's architect. Based on the plans included in the Outline Specifications, Landlord's architect has determined that the "rentable area" of the Initial

Building is approximately 128,395 square feet (a total floor area of approximately 129,112 square feet less approximately 717 square feet for the total area of atria above the first finished floor).

      The work shown on the Initial Building Plans and Specifications shall be referred to as "Landlord's Initial Building Work."

      Attached to this Lease as Exhibit G is a development schedule, which each of Landlord and Tenant shall use diligent efforts to meet (including without limitation Landlord's obligation to "substantially complete" [as such term is defined in Section 3.5] Landlord's Initial Building Work on or before the Completion Date). As the Initial Building Plans and Specifications are being determined, Landlord and Tenant may agree on modifications to the development schedule for the Landlord's Initial Building Work and Tenant's Improvements (as defined in Section 3.2). Landlord shall then revise the development schedule to reflect such agreeable modifications (if any), and deliver the revised development schedule promptly to Tenant.

      3.2 TENANT PLANS. Except for Landlord's construction of the base building and site improvements in accordance with the Initial Building Plans and Specifications, Tenant shall be responsible for undertaking improvements to the Initial Building required for Tenant's occupancy of the Initial Building ("Tenant's Improvements"). Tenant's Improvements shall be constructed substantially in accordance with the plans and specifications approved by Landlord. Landlord's approval shall be limited to the conformity of Tenant's plans and specifications with the requirements of applicable law, good construction practices, and insurers, their consistency with the architectural and structural integrity of Landlord's Initial Building Work, and with the adaptability of the HVAC system to meet the Yield-Up Condition (as defined in Section 5.1.10 of this Lease). Landlord has approved Tenant's use of The Richmond Group as construction manager for Tenant's Improvements to the Initial Building and Landlord agrees not unreasonably to withhold or delay Landlord's approval of Tenant's architect. The preparation and review of Tenant's plans and specifications shall, in developing from draft final to final plans and specifications, be subject to the timing of the review periods and procedures applicable to Landlord's plans and specifications in Section 3.1 of this Lease. Once approved by Landlord and stamped by Tenant's architect, Tenant's plans and specifications shall be referred to herein as "Tenant's Improvements Plans and Specifications."

      3.3 PERMITS AND APPROVALS; LANDLORD'S ACQUISITION OF FEE TITLE TO INITIAL BUILDING LOT AND EXPANSION LOT. Landlord shall be responsible for securing the applicable federal, state and municipal permits and approvals required to undertake the construction of the work shown on the Initial Building Plans and Specifications, and zoning approvals required for Tenant's Intended Uses (collectively, "Landlord's Permits") (such zoning approvals and other permits and approvals to the extent they may be issued without need for building plans for the Expansion Building (other than the location of foundations) shall also relate to the Expansion Building); Tenant shall be responsible for securing the permits and approvals required to undertake the construction of the work shown on Tenant's Improvements Plans and Specifications and otherwise required for Tenant's occupancy of the Initial Building for the Intended Uses, including, without limitation, any fire/safety or similar permits that are related to Tenant's occupancy of the Premises for Tenant's Intended Uses. Each of Landlord and Tenant will cooperate with each other in securing the permits and approvals for which each is responsible under this Lease, with Tenant acknowledging that its full and timely cooperation with Landlord is necessary to enable Landlord to obtain Landlord's Permits in a timely manner, and in this connection will furnish to Landlord in a timely manner such information, studies and reports as Landlord's counsel may reasonably require in support and prosecution of Landlord's Permits. Landlord and Tenant acknowledge that certain of Landlord's Permits, i.e., the zoning special permit for Tenant's Intended Uses (the "Special Permit"), an order of conditions under the Massachusetts Wetlands Protection Act (the "Order of Conditions") and the creation of the Initial Building Lot and the Expansion Lot as separate lots under the Massachusetts Subdivision Control Law (the "ANR Endorsement"), shall be referred to in this Lease as "Key Landlord's Permits". Tenant has approved Landlord's counsel's description of the uses which are to be included in the application for the Special Permit. If Landlord is unable to obtain all of Key Landlord's Permits prior to June 15, 1998, free of appeals, then at any time thereafter, until Key Landlord's Permits are obtained, Tenant may give Landlord notice of Tenant's intention to terminate this Lease, and unless Landlord secures all Key Landlord's Permits, free of appeals, prior to October 1, 1998, this Lease shall terminate on October 1, 1998. If Landlord is unable to secure all of Key Landlord's Permits, free of appeals, prior to October 1, 1998, then either Landlord or Tenant may terminate this Lease by notice to the other within ten
(10) days thereafter. Tenant shall secure a permanent certificate of occupancy for the Initial Building and the site improvements; provided, however, Tenant shall not be obligated to do so until Landlord shall have completed such of Landlord's Initial Building Work as is required for the issuance of a permanent certificate of occupancy. For purposes of this Section 3.3, "free of appeals" shall mean that all applicable periods (including the twenty-day period following the filing of any of the Key Landlord's Permits with the Woburn City Clerk) have expired, and no appeal has been filed within any such appeal period.

      If Landlord has not acquired fee title to the Initial Building Lot and Expansion Lot on or before July 1, 1998, then, at any time thereafter (subject to the extension hereinafter provided) prior to Landlord's acquisition of such fee title, Tenant may, on notice to Landlord, elect to terminate this Lease. In the event of such termination and in the event Landlord's failure to acquire fee title to the Initial Building Lot and Expansion Lot is due to reasons other than either (i) the failure of the Seller of the Initial Building Lot and Expansion Lot to deliver good and clear record and marketable title thereto, (ii) the occurrence of a release of hazardous substances on the Premises exceeding reportable quantities under applicable law, or (iii) the seller of the Initial Building Lot and Expansion Lot defaults in any of its material obligations to Landlord, Landlord shall pay to Tenant the sum of $150,000.00; otherwise, Landlord shall have no liability to Tenant in connection with Tenant's election to terminate. In the event Landlord advises Tenant that the seller of the Initial Building Lot and Expansion Lot has elected to extend the time for the closing thereof in order to cure defects in title necessary to deliver good and clear record and marketable title, Landlord shall extend the original time for closing by no more than thirty (30) days, and shall notify Tenant in writing of such extension within three (3) days of such election by the seller. Tenant's right to terminate this Lease shall not arise until after the expiration of such extension period (not to exceed thirty days), and the failure of the Landlord to acquire fee title to the Initial Building Lot and Expansion Lot during or at the conclusion of such extension period.

      3.4 LANDLORD'S INITIAL BUILDING WORK. Provided Landlord obtains Landlord's Permits and Tenant has not terminated this Lease as provided in Section 3.3, Landlord shall construct the Initial Building in accordance with the Initial Building Plans and Specifications without material deviation therefrom subject to Change Orders (as hereinafter defined in this Section 3.4). Except for the completion of Landlord's Initial Building Work in accordance with the requirements of this Lease, the Initial Building shall be leased to Tenant in "as is" condition, provided, however, that Landlord shall be obligated to repair any deficiencies in construction of Landlord's Initial Building Work as provided in Section 3.7 of this Lease.

      Landlord shall bear all costs and expenses of Landlord's Initial Building Work, except only that Tenant shall pay for Change Orders (as hereinafter defined) as permitted hereunder and not arising out of the act or omission of Landlord or any of Landlord's employees, servants, licensees, invitees, contractors, affiliates, agents, or consultants (together, the "Landlord's Parties"). Landlord represents that it has the capacity to effect financial arrangements to enable Landlord to complete Landlord's Initial Building Work, to pay to Tenant Tenant's Allowance in accordance with Section 3.14, and to otherwise enable Landlord to fulfill all of its obligations under this Lease. After the commencement of construction of the Initial Building, Landlord shall furnish to Tenant, at Tenant's request, a copy of the portions of Landlord's financing commitment for construction of the Initial Building confirming the availability of construction financing therefor. Tenant agrees to observe any reasonable limitations on dissemination thereof to others that Landlord may impose.

      Tenant shall have the right to request changes to the Initial Building Plans and Specifications as Landlord's Initial Building Work progresses by notice to Landlord from time to time ("Change Orders"). Any Change Order not arising out of the act or omission of the Landlord or the Landlord's Parties shall be subject to Landlord's approval, which shall not be unreasonably withheld or delayed. If any Change Order not arising out of the act or omission of the Landlord or the Landlord's Parties increases the cost of construction or delays the completion of the Landlord's Initial Building Work and causes an increase in the cost of construction of or interest payable by Landlord, then Tenant shall pay the amount of such increase ("Change Order Increase") calculated by adding (a) the "Cost of Work" for such Change Order as defined in American Institute of Architects Document A111 (1987 Edition), and (b) Landlord's contractor's overhead and profit in the total amount equal to six and one-half percent (6.5%) of such cost. Tenant shall pay to Landlord Change Order Increases within thirty (30) days after Tenant's receipt of Landlord's invoices therefor, which payments shall be based on the proportion of the Change Order work covered by such invoice that has been completed by Landlord, less ten percent (10%) of such amount. Amounts retained by Tenant shall be paid to Landlord upon substantial completion of Landlord's Initial Building Work. Tenant shall in no event be responsible for any costs or delays associated with Change Orders arising out of the act or omission of Landlord or Landlord's Parties.

      3.5 SUBSTANTIAL COMPLETION OF LANDLORD'S INITIAL BUILDING WORK. Landlord agrees to use reasonable and diligent efforts to achieve "substantial completion" of Landlord's Initial Building Work at least thirty (30) days prior to the Completion Date specified in Section 1.1. Without limiting any other provision of this Section 3.5, the time for substantial completion of Landlord's Initial Building Work shall be extended only as follows: (a) for delays occasioned by the issuance of Change Orders except to the extent such Change Orders arise out of the act of omission of Landlord or Landlord's Parties, or
(b) for delays in Landlord's (or its contractors') completing or undertaking construction that are caused by the action or inaction of Tenant, provided, however, that Landlord shall notify Tenant in writing of such action or inaction by Tenant, and Tenant shall fail to correct such action or inaction within two
(2) days of Tenant's receipt of such notice (collectively, (a) and (b) are hereinafter referred to as "Tenant Delays"); or (c) delays caused by Force Majeure Events. A delay shall be deemed to have been avoidable if, to the extent reasonable measures, i.e., without the incurring of any premiums therefor, can be undertaken together with regular work required of the Landlord's contractor under its contract with Landlord which would reduce or eliminate a delay in the progress of Landlord's Initial Building Work without causing necessary delay in the completion of such regular work.

      Landlord's Initial Building Work shall be deemed "substantially complete" on the date on which (a) the Initial Building is delivered to Tenant weather-tight, and all work specified in the Initial Building Plans and Specifications has been completed in accordance therewith without material deviation therefrom subject to Change Orders except for (i) minor so-called punchlist items that are not necessary to be completed for a permanent certificate of occupancy, and which Landlord can complete within thirty (30) days without material interference with the completion of work necessary to construct Tenant's Improvements in the Initial Building, and (ii) items which because of the season or weather or the nature of the items are not practicable to complete at the time and are not necessary to be completed for a temporary certificate of occupancy, and (b) Landlord shall have delivered a certificate to Tenant from Landlord's architect stating that such Work has been substantially completed as aforesaid, provided, however, if substantial completion is delayed solely by reason of Tenant's Delays, substantial completion shall be deemed to have occurred on the date it would otherwise have been achieved, but for such Tenant Delays.

      In the event Landlord's Initial Building Work shall not be substantially completed by the Penalty Completion Date specified in Section 1.1 (as and to the extent such Penalty Completion Date may be extended by Tenant Delays and delays caused by Force Majeure

Events), then, once the Term does commence and rent begins to be due, Tenant shall receive a credit against the initial and succeeding payments of Annual Fixed Rental Rate due hereunder, until such credit is fully exhausted, equal to one day's Annual Fixed Rental Rate allocable to the Initial Building for each day from the Penalty Completion Date (as so extended) until the date that Landlord's Initial Building Work is substantially completed.

      In the event Landlord's Initial Building Work shall not be substantially completed by the Outside Completion Date specified in Section 1.1 (as and to the extent such Outside Completion Date may be extended by Tenant Delays and delays caused by Force Majeure Events), Tenant may at any time thereafter, but prior to Landlord's Initial Building Work being substantially completed, notify Landlord of Tenant's election to terminate this Lease. Tenant shall give Landlord no less than thirty (30) days' prior notice of Tenant's intention to terminate this Lease before notifying Landlord of Tenant's election to terminate this Lease; it being understood and agreed, however, that Tenant may give notice of such intention as early as thirty (30) days prior to the Outside Completion Date as extended by Tenant Delays and delays caused by Force Majeure Events.

      3.6 TENANT'S IMPROVEMENTS. Promptly after substantial completion of Landlord's Initial Building Work (or, prior thereto, to the extent the same can be coordinated with Landlord's Initial Building Work as described in Section 3.7), Tenant shall, at Tenant's cost and expense, construct Tenant's Improvements in accordance with Tenant's Improvement Plans and Specifications without material deviation therefrom subject to change orders therein to which Landlord consents, which consent shall not be unreasonably withheld or delayed. Construction of Tenant's Improvements shall be undertaken with due diligence so as not to delay the issuance of a certificate of occupancy for the Initial Building.

      3.7 CERTAIN CONSTRUCTION OBLIGATIONS OF LANDLORD AND TENANT. (a) With respect to Landlord's Initial Building Work, Landlord warrants that: (i) all materials and equipment used for or incorporated into Landlord's Initial Building Work will be of first quality and new unless otherwise required or permitted under the Initial Building Plans and Specifications; (ii) the Landlord's Initial Building Work will be free from material defects not inherent in the quality so required or permitted; (iii) Landlord's Initial Building Work will conform with the requirements of the Initial Building Plans and Specifications without material deviation therefrom; and (iv) subject to the requirements of law applicable thereto, water shall be provided to the Premises by a municipally-maintained twelve-inch main, sewer service shall be provided to the Premises by an eight-inch, municipally-maintained, gravity-fed main, and natural gas shall be provided to the Premises by either BostonGas or Colonial Gas Company. Work not so conforming with these requirements shall be considered defective. Landlord shall remedy any defects in workmanship or materials or equipment performed or supplied by Landlord as part of the Initial Building Work of which Landlord is given notice within one (1) year following the Term Commencement Date.

      (b) Landlord and Tenant recognize that as the prosecution of Landlord's Initial Building Work progresses, Tenant may wish to begin portions of Tenant's Improvements and Landlord and Tenant agree that, to the extent Tenant's entry on the Premises for these purposes can be coordinated without risk of material interruption or delay to Landlord, Tenant shall have the right to enter onto the Premises for these purposes. Each of Landlord and Tenant shall be responsible to the other for any damage, in the case of Landlord, Landlord or Landlord's contractor may cause to the Tenant's Improvements (as the same may have been installed in the Initial Building) and, in the case of Tenant, any damage that Tenant or Tenant's contractors may cause to the Initial Building Work.

      (c) Landlord shall deliver the Initial Building to the extent of Landlord's Initial Building Work in compliance with the requirements of all applicable laws, ordinances, rules, regulations and orders, including without limitation all requirements of the Americans with Disabilities Act of 1990, as amended; free of asbestos, toxic substances, and hazardous substances (as defined in Section 5.1.4) and equipped with all safety appliances and devices required by law or otherwise; Tenant shall complete Tenant's Improvements in compliance with such requirements, free of asbestos and such other substances and equipped with such appliances and devices.

      3.8 DELIVERY OF SECURITY DEPOSIT. Concurrently with Tenant's execution and delivery of this Lease, and execution by Landlord, Tenant and Escrow Agent of a mutually acceptable escrow agreement, Tenant shall pay to Escrow Agent, the sum of Seven Hundred Fifty Thousand Dollars ($750,000.00) and at the time Landlord gives Tenant notice that Landlord has acquired fee title to the Initial Building Lot and Expansion Lot and has commenced construction activities on the Initial Building Lot, Tenant shall pay to the Escrow Agent an additional sum of Seven Hundred Fifty Thousand Dollars ($750,000.00), each of which shall be treated as part of the Security Deposit under Section 9.11 of this Lease. The Escrow Agent shall pay over such funds to Landlord or, if required by Landlord's first mortgagee or required by Landlord, to Landlord's first mortgagee (upon prior written notice to Tenant of such payment) on the Term Commencement Date, which funds shall continue to be held by Landlord or Landlord's first mortgagee as a Security Deposit under the terms of this Lease. Provided Tenant is not in default under this Lease beyond the expiration of any applicable notice, grace and cure period (and such defaults shall be fully corrected or cured, as may be applicable, within the applicable period of grace and all interest and other costs, if any, due to Landlord in connection therewith shall be paid in full within such period of grace), and subject to the provisions of Section 10.2.2 of this Lease, the Security Deposit shall be reduced to Seven Hundred Fifty Thousand Dollars ($750,000.00) on the third anniversary of the Term Commencement Date and reduced to Five Hundred Thousand Dollars ($500,000.00) on the ninth anniversary of the Term Commencement Date.

      3.9 GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION. All construction work required or permitted by this Lease, whether by Landlord or by Tenant, shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authority and insurers of the Initial

Building and Tenant shall observe and perform the requirements of Section 5.1.5 in respect of Tenant's Improvements. The party performing such work shall be responsible to obtain all permits and approvals required therefor as provided in
Section 3.3 of this Lease. Either party may inspect the work of the other at reasonable times and with reasonable advance notice to the other and give notice of observed defects, and the other party shall then investigate the matter and make any necessary corrections. Within fifteen (15) days after Landlord substantially completes Landlord's Initial Building Work, Landlord, Tenant and their respective agents shall together thoroughly inspect such work and compile a punchlist of all incomplete and defective items. Landlord shall complete and correct any such punchlist items within thirty (30) days after preparation of the punchlist, in accordance with the Initial Building Plans and Specifications, except that items which cannot be completed within thirty (30) days due to the seasonal or weather constraints or because given the nature of the items, it is not practicable to do them at the time, shall be completed as soon as possible.

      3.10 CONSTRUCTION REPRESENTATIVES. Each party authorizes the other to rely in connection with plans and construction upon approval and other actions on the party's behalf by any Construction Representatives of the party named in Section
1.1 or any person hereafter designated in substitution or addition by written notice to the party relying thereon.

      3.11 INSURANCE; INDEMNITY. Either party performing any construction on the Premises shall maintain commercial general liability insurance covering such construction in amounts at least equal to the public liability insurance limits set forth in Section 1.1. Such insurance held by Landlord's contractor shall name Landlord, Tenant and Landlord's mortgagee, as additional insureds, and such insurance held by Tenant's contractor shall name Tenant, Landlord and, if requested by Landlord, Landlord's mortgagee as additional insureds. The party performing such construction shall further cause its contractors and subcontractors to maintain worker's compensation insurance with statutory limits covering all of their employees working on the Premises or otherwise involved in such construction, and employer's liability insurance with a minimum limit per accident or disease of $500,000. The party performing such work shall further defend with counsel approved by the other party (which approval shall not be unreasonably withheld or delayed), indemnify and save harmless the other party from and against all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees), causes of action, suits, claims, demands or judgments of any nature arising out of such work, except to the extent caused by the negligent or wrongful acts or omissions of the other party or its employees, servants, agents, contractors, licensees and invitees. The party performing such work shall cause such indemnity obligation to be insured under its aforementioned commercial general liability insurance policy.

      3.12 PROVISIONS APPLICABLE TO EXPANSION BUILDING. Unless Landlord or Tenant elects to execute a Separate Lease for the Expansion Building under
Section 10.2.3 of this Lease, upon Tenant's exercise of Tenant's Option to Expand (as provided in Section 10.2.2), the foregoing provisions of this ARTICLE III shall be applicable to the preparation of the plans and specifications, the obtaining of Landlord's Permits, Landlord's construction and Tenant's construction for and posting of the Additional Security Deposit Amount as part of the Security Deposit (subject to the provision of the next following paragraph) in respect of the Expansion Building and each provision thereof shall be construed as if the term "Expansion Building" were substituted for "Initial Building," the term "Landlord's Expansion Building Work" were substituted for "Landlord's Initial Building Work", and the term "Expansion Building Delivery Date" were substituted for "Term Commencement Date;" except that the date by which Landlord shall obtain Landlord's Permits shall be modified as Landlord shall in good faith determine within thirty (30) days following Landlord's receipt of Tenant's Expansion Option Notice (as defined in Section 10.2 of this Lease), and the "Completion Date for the Expansion Building" shall be the 365th day (and the Penalty Completion Date for the Expansion Building and the Outside Completion Date for the Expansion Building shall be 425 days and 485 days, respectively) following the date on which Landlord and Tenant acknowledge, in writing, their agreement on a building program for the Expansion Building and the budget therefor, subject only to extensions resulting from Force Majeure Events and Tenant's Delays. On or before September 1, 2000, Tenant shall give Landlord notice (the "Preliminary Expansion Notice") of Tenant's request for Landlord to prepare, at Landlord's cost and expense, draft outline specifications for the Expansion Building and site improvements, and the budget therefor (together, the "Expansion Building Outline Specifications and Budget"). Provided Tenant is not then in default under this Lease beyond the expiration of any applicable notice, grace or cure period (and such defaults shall be fully corrected or cured, as may be applicable, within the applicable period of grace and all interest and other costs, if any, due to Landlord in connection therewith shall be paid in full within such period of grace), Landlord and Tenant agree, promptly after Tenant gives Landlord the Preliminary Expansion Notice, to work in good faith in developing mutually acceptable Expansion Building Outline Specifications and Budget. Landlord shall deliver the Expansion Building Outline Specifications and Budget to Tenant within thirty (30) days following Landlord's receipt of Tenant's Preliminary Expansion Notice. If Landlord and Tenant reach agreement on the Expansion Building Outline Specifications and Budget prior to December 1, 2000, Tenant shall give Landlord Tenant's Expansion Option Notice on or before December 1, 2000 in accordance with Section 10.2.2 hereof; if, despite their good faith efforts, Landlord and Tenant do not reach such agreement on or before December 1, 2000, Tenant may elect to purchase the Initial Building, Initial Lot and Expansion Lot in accordance with Section 10.1 by providing Landlord written notice thereof on or prior to December 1, 2000, which notice shall designate a closing date no earlier than January 1, 2001, and no later than April 1, 2001. The parties agree that Tenant's delivery of the Preliminary Expansion Notice to Landlord shall not obligate Tenant to exercise Tenant's Option to Expand unless, on or before December 1, 2000, Tenant and Landlord develop mutually acceptable Expansion Building Outline Specifications and Budget and Tenant delivers Tenant's Expansion Option Notice to Landlord in accordance with Section 10.2.2 hereof.

      Within thirty (30) days of Landlord's receipt of Tenant's Option to Expand, either Landlord or Tenant (unless Landlord has elected to finance the Expansion Building with the same lender providing financing for the Initial Building), on notice to the other, may elect to execute a Separate Lease for the Expansion Building and the Expansion Lot (as defined and provided for in Section 10.2.3 of this Lease). If neither Landlord nor Tenant exercises the election to execute a Separate Lease for the Expansion Building and the Expansion Lot, Tenant's sole remedy for Landlord's failure to substantially complete the Expansion Building prior to (a) the Penalty Completion Date for the Expansion Building and (b) the Outside Completion Date for the Expansion Building shall be limited (in the case of (a)) to a credit against the portion of the Annual Fixed Rent that is the Expansion Building Rent Increment, and (in the case of (b)) to termination of the Lease with respect to the Expansion Building and the Expansion Lot.

      3.13 PAYMENTS TO TENANT ON ACCOUNT OF TENANT IMPROVEMENTS. Provided (a) Tenant is not then in default of the Lease beyond applicable notice, grace and cure periods, (b) Tenant furnishes to Landlord (i) statements from The Richmond Group (whom Tenant plans to retain to manage the design and construction of Tenant's Improvements and whom Landlord has approved) and the contractors and subcontractors for Tenant's Improvements that they have been paid in full and reasonable evidence that none of them shall have filed any liens in respect of the Premises or, (ii) if requested by Landlord's mortgagee, lien waivers executed by The Richmond Group and said contractors and subcontractors in form and substance reasonably acceptable to Landlord's mortgagee, (c) The Tenant Fit-Up Period has expired and Tenant has commenced to pay the Annual Fixed Rent (subject to the provisions of Section 2.3 hereof during the Tenant Fit-Up Period) and (d) Tenant's architect shall furnish to Landlord and Landlord's mortgagee a certificate certifying that Tenant's Improvements have been completed substantially in accordance with Tenant's Improvement Plans and Specifications, and comply with applicable code requirements, Landlord shall pay to Tenant an allowance on account of all hard and soft costs for construction of Tenant's Improvements in the Initial Building based on the product of the Final Building Area and Seventeen and 23/100 Dollars ($17.23) (the "Tenant's Allowance") which, at Landlord's election shall be paid in a lump sum upon fulfillment of the foregoing conditions and the issuance of a permanent certificate of occupancy.

                                   ARTICLE IV
                                      RENT

      4.1 ANNUAL FIXED RENTAL RATE. Tenant covenants and agrees to pay rent ("Annual Fixed Rental Rate" or "Annual Fixed Rent") to Landlord at the original Address of Landlord or at such other place or to such other person or entity as Landlord may by written notice to Tenant from time to time direct, at the Annual Fixed Rental Rate set forth in Article II, in equal installments equal to 1/12th of the Annual Fixed Rental Rate in advance on the first day of each calendar month included in the Term; and for any portion of a calendar month at the beginning of the Term, at that rate payable in advance prorated for such portion.

      4.2 ADDITIONAL RENT. In order that the Annual Fixed Rental shall be absolutely net to Landlord, Tenant covenants and agrees to pay, as Additional Rent, taxes, municipal or state betterment assessments, insurance costs, utility charges and Common Area Charges with respect to the Premises as provided in this
Section 4.2 as follows:

            4.2.1 REAL ESTATE TAXES. Tenant shall pay to the Landlord (or directly to the appropriate governmental authority or agency if Tenant is assessed directly): (i) all taxes, assessments (special or otherwise), levies, fees, water and sewer rents and charges, and all other government levies and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are allocable to the term hereof, imposed or levied upon or specifically assessed against (A) the Lot or Building, (B) any Annual Fixed Rental Rate, Additional Rent or other sum payable hereunder or (C) this Lease, or the leasehold estate hereby created, or which arise in respect of the operation, possession or use of the Premises; (ii) all gross receipts or similar taxes specifically imposed or levied upon, assessed against or measured by any Annual Fixed Rental Rate, Additional Rent or other sum payable hereunder; (iii) all sales, value added, use and similar taxes at any time specifically levied, assessed or payable on account of the acquisition, leasing or use of the Premises; and (iv) all charges for utilities furnished to the Premises which may become a lien on the Building or Lot (collectively "taxes and assessments" or if singular "tax or assessment"), but excluding all taxes and assessments associated with the State and Municipal Transportation and Infrastructure Improvements (as hereinafter defined), and any general income, sales, gross receipts, value added, estate, transfer or similar taxes which happen to cover, among many items, rentals, leaseholds and properties. Landlord agrees that Tenant may apply to the appropriate governmental authority or agency to have taxes and assessments assessed directly to Tenant, and Landlord shall cooperate with Tenant completing such applications and documentation necessary to effect such direct assessment.

      Landlord shall be responsible for payment of all taxes and assessments directly imposed on the Premises for the construction of the Massachusetts Highway Department's proposed interchange to be located off of Interstate 93, the proposed Massachusetts Port Authority Regional Transportation Center, and the proposed extension and improvement of Commerce Way to be completed by the City of Woburn (which is intended to include roadway access to Metro North Corporate Center, and a connection to Presidential Way) (collectively, the "State and Municipal Transportation and Infrastructure Improvements").

      For purposes of this Section 4.2.1, the Lot shall not include the Expansion Lot prior to September 1, 1999 and if Tenant does not exercise Tenant's Option to Expand, from and after December 1, 2000, the term Lot shall not include the Expansion Lot. Real estate paid in respect of the Expansion Lot during such period shall be referred to as the "Expansion Lot Taxes."

      If Tenant exercises Tenant's Option to Expand, provided Tenant is not then in default under this Lease continuing beyond applicable notice, grace and cure periods,

Landlord shall pay to Tenant an amount equal to the Expansion Lot Taxes on the Expansion Building Delivery Date.

      For each tax or assessment period, or installment period thereof, wholly included in the Term, all such payments shall be made by Tenant by the later of
(a) ten (10) days (or three (3) days, if Tenant is assessed directly) prior to the last date on which the same may be paid without interest or penalty, or (b) fifteen (15) days after Tenant's receipt of Landlord's invoice therefor (if Landlord is assessed directly). For any fraction of a tax or assessment period, or installment period thereof, included in the term at the beginning or end thereof, Tenant shall pay to Landlord, within thirty (30) days after receipt of Landlord's invoice therefor, the fraction of taxes and assessments so levied or assessed against Landlord or becoming payable which is allocable to such included period. If Tenant shall be in default under this Lease beyond applicable notice, grace and cure periods, or if required by Landlord's mortgagee, Tenant shall make payments monthly on account of taxes as Landlord may direct so long as such taxes are assessed directly against Landlord.

      Landlord shall provide Tenant with copies of all tax and assessment bills on the Premises promptly upon Landlord's receipt thereof. As long as Tenant pays Landlord all amounts due from Tenant for taxes and assessments under this
Section 4.2.1 or Section 4.2.5, Landlord shall pay all taxes and assessments to the applicable government authorities before or on the dates due, and shall promptly provide to Tenant evidence of such payment.

      With respect to taxes and assessments which may lawfully be paid in installments, for the purpose of this Section 4.2.1, taxes and assessments in any period shall include only such portion of the same which is payable within such period and any interest payable thereon computed (whether or not such is the case) as if Landlord had elected to pay the same over the longest period permitted by law.

      Nothing contained in this Lease shall, however, require Tenant to pay any income taxes, excess profits taxes, excise taxes, franchise taxes, estate, succession, inheritance or transfer taxes of Landlord or any other party, provided, however, that if at any time during the term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Lot and Building, or both, or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect) measured by or based, in whole or in part, upon gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based ("Substitute Taxes"), shall be payable by Tenant; provided, however, Tenant's obligation with respect to the aforesaid Substitute Taxes shall be limited to the amount thereof as computed at the rates that would be payable if the Premises were the only property of Landlord. Landlord shall furnish to Tenant a copy of any notice of any public, special or betterment assessment received by Landlord concerning the Premises and charged to Tenant hereunder promptly upon Landlord's receipt thereof.

      If Landlord shall obtain any abatement or refund on account of any real estate taxes as to which Tenant shall have paid payments hereunder, Landlord shall promptly refund to Tenant Tenant's portion of any such abatement or refund, after deducting therefrom the reasonable costs and expenses incurred by Landlord in obtaining such abatement or refund.

      For so long as taxes are assessed directly against Landlord, if at least twenty (20) days prior to the last day for filing an application for abatement of taxes or assessments for any tax year, Tenant shall give notice to Landlord that it desires to file an application for abatement of such taxes and assessments or to otherwise contest the assessed valuation of the Lot and Building for such tax year, and if within ten (10) days after the receipt of such notice, Landlord does not give notice back to Tenant that Landlord shall itself file such application or commence such contest, then Tenant shall have the right either in its own name or in the name of Landlord but at its own cost and expense to-file such application or commence such contest. If within ten
(10) days after receipt by Landlord of such notice from Tenant, Landlord shall give Tenant notice that Landlord shall itself file such application or commence such contest, then Landlord shall do so prior to the expiration of the time for the filing of the same at its own cost and expense. In any event, if any abatement by whomever prosecuted shall be obtained, the cost and expense of obtaining the same shall be the first charge upon such abatement and shall be reimbursed to the party expending the same from the proceeds thereof, prior to any other distribution. If Tenant shall file an application for abatement or commence such contest pursuant to the provisions of this paragraph, Tenant shall prosecute the same to final determination with reasonable diligence and shall not, without Landlord's consent (which shall not be unreasonably withheld), settle, compromise or discontinue the same except that Tenant may discontinue the prosecution of the same at any time after giving Landlord notice thereof and a reasonable opportunity to assume prosecution of the same. If Landlord shall file an application for abatement or commence such contest, Landlord shall prosecute the same to final determination with reasonable diligence and shall not without Tenant's consent (which shall not be unreasonably withheld), settle, compromise, or discontinue the same except that Landlord may discontinue the prosecution of the same at any time after giving Tenant notice thereof and a reasonable opportunity to assume prosecution of the same. If either party shall file an application for an abatement or commence such contest, the other will cooperate and furnish any pertinent information in its files reasonably required by the prosecuting party. In every case, any abatement, refund, rebate or credit received shall be paid first to the party which prosecuted such abatement in the amount of the costs and expenses expended by it in such connection, and the balance to each party in the proportion that it paid the tax or assessment being abated, refunded, rebated or credited. Landlord shall pay any sums due to Tenant from any abatement after receipt of the same even if this Lease shall have expired. Tenant shall timely pay all sums payable under this Lease in respect of taxes and assessments notwithstanding the pendency of an abatement proceeding or any such contest.

            4.2.2 INSURANCE.

                  4.2.2.1 INSURANCE TAKEN OUT BY TENANT. Tenant shall take out and maintain throughout the Term the insurance listed in this Section 4.2.2.1 and may, at its election on no less than sixty (60) day's notice to Landlord, take out and maintain any or all of the insurance listed in Section 4.2.2.2 (other than that listed in Section 4.2.2.2 (b)) beginning on the date Tenant obtains a permanent certificate of occupancy for the Initial Building (or the Expansion Building, as the case may be) and continuing throughout the remainder of the Term:

                  (a) Commercial general liability insurance indemnifying Landlord and Tenant, and if Landlord shall elect, Landlord's mortgagees, against all claims and demands for any injury to person or property which may be claimed to have occurred on the Premises or on the sidewalk or ways immediately adjoining the Premises (including, without limitation, the main access driveway), in amounts which shall, at the beginning of the Term, be at least equal to the limits set forth in Section 1.1, and, from time to time during the Term, shall be for such higher limits, if any, as are reasonably required by Landlord; provided, however, that such increases shall not be required more than biannually, shall not be required if comparable landlords of comparable buildings do not require such increases, and shall not exceed those amounts then customarily carried on properties similar to the Premises in the greater Boston area; and

                  (b) Worker's compensation insurance with statutory limits covering all of Tenant's employees working at the Premises.

                  4.2.2.2 INSURANCE TAKEN OUT BY LANDLORD. Landlord shall take out and maintain the following insurance on the Premises until Tenant shall obtain a permanent certificate of occupancy for the Initial Building (or the Expansion Building, as the case may be) and, to the extent Tenant shall elect not to take out and maintain any such insurance upon obtaining said permanent certificate of occupancy, throughout the Term hereof:

                  (a) Direct risk of physical loss (all risk) insurance which shall in no event be less than 100% replacement value of the Premises (in the Yield-Up Condition) together with rental loss coverage in an amount equal to one year's Annual Fixed Rental Rate and estimated additional rent, and, if the Premises are in a flood hazard area and Landlord so elects, flood coverage to the extent the same is available, insuring the Initial Building and its rental value (and, if Tenant exercises Tenant's Option to Expand and once Tenant obtains a permanent certificate of occupancy for the Expansion Building, the Expansion Building and its rental value) and Tenant's Improvements, with a replacement cost coverage endorsement and agreed value endorsement, together with deductibles reasonably determined by Landlord and comparable to deductibles then customarily carried on properties similar to the Premises in the greater Boston area; and

                  (b) During any period that construction or renovations are being performed at the Premises by Landlord, the insurance required in (a), above, shall be written on a builder's risk, completed value, non-reporting form, meeting all of the terms set forth in (a), above, and covering the total value of the Landlord's Initial Building Work (and, if applicable, Landlord's Expansion Building Work) and Tenant's Improvements being performed on or at the Premises, and the value of materials and equipment being furnished in connection therewith.

                  (c) Insurance against loss or damage from sprinklers and from leakage or explosions or cracking of boilers, pipes carrying steam or water, or both, pressure vessels or similar apparatus (to the extent that any of the foregoing are present in the Premises), in the so-called "broad form", in such amounts and with such deductibles as Landlord may reasonably determine, and insurance against such other hazards and in such amounts as may from time to time be required by a bank, insurance company or other lending institution holding a mortgage on the Building and/or Lot.

      Landlord shall have no obligation to insure Tenant's personal property or chattels, including without limitation, Tenant's trade fixtures.

                  4.2.2.3 TENANT REIMBURSEMENT OF INSURANCE TAKEN OUT BY LANDLORD. Tenant shall from time to time reimburse Landlord within ten (10) days of Tenant's receipt of Landlord's invoice for the premiums for the insurance carried by Landlord pursuant to Section 4.2.2.2 of this Lease, equitably prorated in the case of blanket policies to reflect the insurance coverage reasonably attributable to the Premises (for which Landlord shall obtain and provide to Tenant, at Landlord's expense, an endorsement that specifically sets forth the coverage amount attributable to the Premises); provided that Tenant shall reimburse Landlord for all of Landlord's reasonable costs incurred in providing such insurance which is attributable to any special endorsement or increase in premium resulting from the business or operations of Tenant, and any special or extraordinary risks or hazards resulting therefrom.

                  4.2.2.4 CERTAIN REQUIREMENTS APPLICABLE TO INSURANCE POLICIES. Policies for insurance provided for under the provisions of Sections 4.2.2.2(a) and 4.2.2.2(b) shall have a deductible not in excess of $25,000 (or such other amount as Landlord's mortgagee may reasonably require), and shall, in case of loss, be first payable to the holders of any mortgages on the fee simple interest in the Building and/or Lot under a standard mortgagee's clause, and shall be deposited with the holder of any mortgage or with Landlord, as Landlord may elect. If Tenant elects to maintain insurance under Section 4.2.2.2, above, Landlord (and, if required, Landlord's mortgagee) shall be named as an insured party in all such policies issued therefor. All policies for insurance required under the provisions of Section 4.2.2 shall be obtained from responsible companies qualified to do business in the Commonwealth of Massachusetts and in good standing therein, having a Best's Insurance Rating of at least "A minus" and a financial size category of at least "VIII", which companies and the amount of insurance allocated thereto shall be subject to Landlord's approval (which approval shall not be unreasonably withheld or delayed). All policies for insurance required hereunder shall also state that any loss will be payable in accordance with such policy, notwithstanding any act or omission of either Landlord or Tenant. Tenant agrees to furnish Landlord with copies of policies (or insurance company certificates thereof if the policy has not been issued by the insurer, provided that a copy of such policy shall be furnished to Landlord as soon as the same is issued) of all such insurance which Tenant is obligated to obtain pursuant to Section 4.2.2.1 and which Tenant elects to obtain pursuant to Section 4.2.2.2 prior to the beginning of the Term hereof and of each renewal policy at least thirty (30) days prior to the expiration of the policy it renews. Each such policy shall be noncancelable with respect to the interest of Landlord and such mortgagees without at least twenty (20) days, prior written notice thereto. If requested by the other of them, Tenant and Landlord shall provide to the other from time to time certificates and copies of the insurance which each is obligated to or elects to carry pursuant to the terms hereof.

                  4.2.2.5 WAIVER OF SUBROGATION. All insurance (other than liability insurance) which is carried by either party with respect to the Premises or to furniture, furnishings, fixtures or equipment therein or alterations or improvements thereto, whether or not required, shall include provisions which either designate the other party as one of the insured or deny to the insurer acquisition by subrogation of rights of recovery against the other party to the extent such rights have been waived by the insured party prior to occurrence of loss or injury, insofar as, and to the extent that such provisions may be effective without making it impossible to obtain insurance coverage from responsible companies described in Section 4.2.2.4 (even though extra premium may result therefrom) and without voiding the insurance coverage in force between the insurer and the insured party. Each party shall be entitled to have duplicates or certificates of any policies containing such provisions. Each party hereby waives all rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing said provisions. Tenant hereby releases Landlord from any claims for damages to Tenant's Improvements not insured under Section 4.2.2.2(a).

            4.2.3 UTILITIES. Upon substantial completion of the Initial Building (and, if Tenant has exercised Tenant's Option to Expand, the Expansion Building), Tenant shall pay directly to the proper authorities charged with the collection thereof all charges for water, sewer, gas, electricity, telephone and other utilities or services used or consumed on the Premises, whether called charge, tax, assessment, fee or otherwise, including, without limitation, water and sewer use charges and taxes, if any, all such charges to be paid as the same from time to time become due; otherwise, prior to substantial completion of the Initial Building or Expansion Building, as the case may be, Landlord shall be responsible for such payments. If Tenant is not charged directly by the respective utility for any of such utilities or services, Tenant shall from time to time, within ten (10) days of receipt of Landlord's reasonably documented invoice therefor, pay to Landlord such charges. Tenant shall make its own arrangements for such utilities and Landlord shall be under no obligation to furnish any utilities to the Premises subsequent to substantial completion of the Initial Building (or the Expansion Building, as the case may be) by Landlord, and shall not be liable for any interruption or failure in the supply of any such utilities to the Premises; provided, however, that such failure or interruption does not arise out of any willful act of Landlord or any of Landlord's Parties. Tenant will, when reasonably requested by Landlord, furnish Landlord with copies of Tenant's utilities and maintenance logs.

            4.2.4 COMMON AREA CHARGES. At the beginning of every calendar year and at the commencement of the Term, Landlord shall deliver to Tenant its good faith estimate of the Common Area Charges for such year, and Tenant shall make such monthly payments based on that amount. As soon as practicable after the end of each calendar year (and not later than April 30 of each year), Landlord shall render a statement showing for the preceding calendar year or fraction thereof, as the case may be, the actual annual maintenance expenses for such year or fraction, and thereupon any balance owed by Tenant or excess paid by Tenant under this Section shall be paid to Landlord or credited to Tenant, as the case may be, on the next rent payment date. In no event shall Tenant pay Common Area Charges in excess of $.10 per square foot of rentable area of the Initial Building (and, if Tenant has exercised Tenant's Option to Expand, the Expansion Building) for charges under the Declaration of Protective Covenants. Tenant shall have the right, upon reasonable advance notice to Landlord, to audit Landlord's books and records relating to Common Area Charges.

            4.2.5 PAYMENTS ON ACCOUNT OF INSURANCE AND COMMON AREA CHARGES. Tenant shall pay to Landlord as Additional Rent, the Common Area Charges and the insurance premiums due on account of the insurance to be maintained by Landlord under this Lease, such payments shall be due from Tenant within thirty (30) days of Landlord transmitting invoices therefor showing the amount in question and the date on which the same are payable to, as may be applicable, the parties to whom Common Area Charges are due or insurance premiums are due.

      4.3   NET LEASE; NONTERMINABILITY BY TENANT

      (a) This Lease is a triple net lease and the Annual Fixed Rental Rate, the Additional Rent and all other amounts payable hereunder to or on behalf of Landlord shall be paid without notice or demand and without setoff, abatement, suspension, deferment, reduction or deduction except as provided hereunder or by operation of law, and Landlord shall have no obligations in respect of the Premises or Tenant, except as otherwise expressly provided herein.

      (b) This Lease shall not terminate, nor shall Tenant have any right to terminate this Lease, nor shall the obligations and liabilities of Tenant set forth herein be otherwise affected, except as otherwise expressly provided herein or by operation of law or by final decree or final judgment of any court having jurisdiction.

      4.4 LANDLORD'S REPAIR AND MAINTENANCE OBLIGATIONS; ASSIGNMENT OF WARRANTIES. Subject to the provision of Article VI of this Lease, Landlord covenants, at its sole expense at all times during the Term to keep in good order, condition and repair the structural components and foundation of the Initial Building (and, if Tenant exercises Tenant's Option to Expand, the Expansion Building), and the structural components of the roof of the Initial Building (and the Expansion Building, as the case may be). Landlord shall assign to Tenant or cause to have assigned to Tenant all of the manufacturer's warranties and guarantees obtained by Landlord in connection with Landlord's Initial Building Work (and Landlord's Expansion Building Work, as the case may be) to the extent they may relate to periods of the Term or portions of the Landlord's Initial Building (or the Expansion Building) for which Landlord does NOT have responsibility under this Section 4.4 or Section 3.7 of this Lease. Landlord shall not be responsible for damage to the Premises resulting from the negligence or other acts or omissions of Tenant or Tenant's employees, servants, agents, contractors, licensees, affiliates, consultants or invitees ("Tenant's Negligence"), Tenant hereby agreeing to perform at Tenant's expense any repair or maintenance to the Premises made necessary by Tenant's Negligence; provided, however, that if such damage to the Premises results from a Casualty (as defined in Section 6.1) caused by Tenant's Negligence, Landlord shall repair, maintain or restore the Premises or portion thereof in accordance with and to the extent required by Article VI.

                                    ARTICLE V
                              ADDITIONAL COVENANTS

      5.1 TENANT'S AFFIRMATIVE COVENANTS. Tenant covenants at its expense at all times during the Term and for such further time as Tenant occupies the Premises or any part thereof:

            5.1.1 PERFORM OBLIGATIONS. To perform promptly all of the obligations of Tenant set forth in this Lease; and to pay when due the Annual Fixed Rental Rate and Additional Rent and all charges, rates and other sums which by the terms of this Lease are to be paid by Tenant.

            5.1.2 USE. To use the Premises only for the Intended Uses, and from time to time to procure all licenses and permits necessary therefor (except for Landlord's Permits) at Tenant's sole expense and to provide copies thereof to Landlord.

            5.1.3 REPAIR AND MAINTENANCE. To keep and maintain the Premises in good order, condition and repair, including, without limitation, the roof of the Initial Building (and the Expansion Building, as the case may be), but not the structural components thereof, the heating, ventilating, plumbing, electrical, air-conditioning, lighting, interior mechanical systems, and all doors, door frames, and door openers, and all windows, frames and plate glass and the parking areas, driveways, landscaping and the utility facilities located on and serving the Premises and prior to the Expansion Lot being made a part of the Premises, located in the Lot 1 Exclusive Parking Areas (as defined and referred to in the Cross-Easement Agreement) on the Expansion Lot in accordance with the standards set forth in the Cross-Easement Agreement, except for (a) reasonable use and wear, (b) damage resulting from Casualty or Taking (which shall instead be governed by Article VI), (c) portions of the Premises that Landlord is obligated to repair and maintain in accordance with Section 4.4, and (d) damage resulting from the negligent or other acts or omissions of Landlord or Landlord's Parties ("Landlord's Negligence") (Landlord hereby agreeing, subject to the waiver of subrogation provisions of Section 4.2.2.5 and in the case of a Casualty or Taking subject to the provisions of Article VI, to perform at Landlord's sole expense any repair or maintenance to the Premises made necessary by Landlord's Negligence); to keep in a safe, secure and sanitary condition all trash and rubbish temporarily stored at the Premises; to arrange for and be responsible for all of the costs of a trash and rubbish removal service in connection with Tenant's use of the Premises; and to make all interior and exterior repairs and replacements (which shall not include replacements of the structural components, foundation, or structural components of the roof of the Initial Building and/or Expansion Building, as the case may be), which are required to keep the Premises in good order, condition and repair as required hereunder, and to do all other work necessary for the foregoing purposes whether the same may be ordinary or extraordinary, foreseen or unforeseen. The exception of reasonable use and wear shall not apply so as to permit Tenant to keep the Premises in anything less than suitable, tenant-like, and efficient and usable condition and repair considering the nature of the Premises and the use reasonably made thereof.

      5.1.4 COMPLIANCE WITH LAW AND INSURANCE REQUIREMENTS. To make all repairs, alterations, additions or replacements to the Premises required by any law or ordinance or any order or regulation of any public authority other than to (a) the structural components and foundation of the Premises, and (b) structural components of the roof; to keep the Premises equipped with all safety appliances so required; to pay all municipal, county, or state taxes assessed against the leasehold interest hereunder, or against personal property of any kind on or about the Premises; not to dump, flush, or in any way introduce any hazardous substances or any other toxic substances into the septic, sewage or other waste disposal system serving the Premises except in compliance with a valid sewer use permit; not to generate, store or dispose of hazardous substances in or on the Premises or dispose of hazardous substances from the Premises (including any discharge to the sewer system serving the Premises) except for use, storage, generation and off-site disposal of hazardous substances normally attendant to Tenant's manufacturing, research and development processes in compliance with the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. ss.6901 et seq., the Massachusetts Hazardous Waste Management Act, M.G.L. c. 21C, as amended, the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, M.G.L. c. 21E, as amended, and all other applicable codes, regulations, ordinances and laws; to notify Landlord of any incident which would require the filing of a notice under applicable law; to provide Landlord, from time-to-time upon Landlord's reasonable request, a list of hazardous substances which Tenant uses or stores on the Premises, subject to such confidentiality, proprietary information and trade secret assurances as Tenant may reasonably impose on Landlord, and without further disclosure of such records and information to third parties other than holders of mortgages on the Premises; and to comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to Tenant's specific use of the Premises, except that Tenant may defer compliance so long as the validity of any such law, ordinance, order or regulation shall be contested by Tenant in good faith and by appropriate legal proceedings, if Tenant first gives Landlord appropriate assurance against any loss, cost or expense on account thereof. The term "hazardous substances" as used in this paragraph shall mean "hazardous substances" as defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss.9601 and regulations adopted pursuant to said Act.

      Landlord acknowledges that the Initial Building Lot and the Expansion Building Lot are located adjacent to the Industri-plex Superfund site. Tenant acknowledges the conclusions set forth in the environmental reports (identified in Exhibit E attached hereto) and, in reliance on such environmental reports, acknowledges that there has been no visual evidence of oil or hazardous substances releases on the Lot, and further acknowledges that Tenant's Intended Uses will include the generation and storage of hazardous substances on the Premises. Without limitation of any of Tenant's obligations under this Lease in respect of the Premises or Landlord, Tenant agrees to indemnify, defend with counsel acceptable to Landlord and hold harmless Landlord, all of Landlord's mortgagees and their respective officers, directors, principals, agents and employees from and against all loss, cost or damage that any of them may incur or be liable for in connection with any condition on the Premises or arising on the Premises relating to the release or threat of release of hazardous substances in respect of the Premises and directly attributable to the act, omission or neglect of Tenant or any of Tenant's employees, agents, independent contractors or invitees, including, without limitation, any condition not in conformity with the requirements of applicable law.

      Tenant agrees promptly to provide copies to Landlord of any notice that Tenant may receive from or give to any governmental authority or any other party in respect of any release or threat of release of hazardous substances in respect of the Premises. Landlord and Landlord's environmental consultants shall have the right from time-to-time to enter the Premises, subject to Landlord's obligations under Section 5.1.7, to undertake an assessment thereof to determine whether any release or threat of release of hazardous substances has occurred, and Tenant shall cooperate with Landlord (which cooperation shall not include Tenant's expenditure of money to third parties) in undertaking such assessment, including, without limitation, providing copies of such reports and such other information as Landlord or its consultant may reasonably request, but subject to such confidentiality, proprietary information and trade secret assurances as Tenant may reasonably impose on Landlord, and without further disclosure of such records and information to third parties; provided, however, Tenant may elect to undertake such assessment using its own consultants if satisfactory to Landlord and the holders of mortgages on the Premises and said consultants shall provide to Landlord and such holders such assessment and a reliance letter from such consultants regarding the aforesaid without additional charges beyond those which Landlord would have incurred if Landlord's consultant had undertaken said assessment. Tenant shall promptly correct any such condition if (a) such condition does not comply with the requirements of applicable law or permits or approvals, (b) such condition was caused by the act, omission, or neglect of Tenant or any of Tenant's employees, agents, independent contractors or invitees, and (c) Landlord gives written notice of such condition to Tenant (with Tenant recognizing that Landlord shall have no duty to Tenant to conduct such assessment or to give such notice to Tenant) in accordance with the Massachusetts Contingency Plan and the requirements of any other applicable law. If such assessment discloses any such release that exceeds reportable quantities under applicable law and was caused by the act or omission of Tenant or any of its employees, agents, contractors, or invitees, Tenant shall promptly reimburse Landlord for all costs and expense Landlord may incur in undertaking such assessment as Additional Rent. Any failure of Tenant to give copies of notices to Landlord as aforesaid, to correct any such condition within thirty (30) days of notice thereof from Landlord (or such lesser period of time as may be required by applicable law, or such additional time as may be permitted under applicable law and required by Tenant under the circumstances) or to reimburse Landlord promptly for the cost and expense of all such assessment shall constitute a default of Tenant under this Lease.

      Tenant shall comply promptly with the reasonable recommendations of any insurer which may be applicable to the Premises, by reason of Tenant's use thereof; provided, however, that such recommendations do not unreasonably interfere with Tenant's Intended Uses. In no event shall any activity be conducted by Tenant on the Premises which may give rise to any cancellation of any insurance policy or make any insurance unobtainable.

            5.1.5 TENANT'S WORK. To procure at Tenant's sole expense all necessary permits and licenses before undertaking any work on the Premises (except for Landlord's Permits); to do all such work in compliance with the applicable provisions of Sections 3.9 and 5.2.3 hereof; to do all such work in a good and workmanlike manner employing materials of good quality and so as to conform with all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws; in situations where Landlord shall determine it appropriate to require the same, to furnish to Landlord prior to the commencement of any such work, payment, performance and lien bonds issued by bonding companies acceptable to Landlord with a dual obligee bond in favor of Landlord and the holder of mortgages on the Premises; to keep the Premises at all times free of liens for labor and materials, and to discharge or bond over such liens forthwith after notice thereof from Landlord; to employ for such work only contractors approved by Landlord which approval shall not be unreasonably withheld; to require all contractors employed by Tenant to carry worker's compensation insurance in accordance with statutory requirements and commercial general liability insurance covering such contractors on or about the Premises in amounts that at least equal the limits set forth in Section 1.1 and to submit certificates evidencing such coverage to Landlord prior to the commencement of such work; and to save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property due to such work (provided, however, that Tenant shall not be required to indemnify and save Landlord harmless from Landlord's Negligence) and to furnish to Landlord statements from all contractors and subcontractors certifying payment in full of any obligation owed to them in respect of work undertaken on the Premises. In all cases where plans are prepared for any work to be done by Tenant, Tenant shall furnish copies of the same to Landlord no less than fifteen (15) days prior to the date on which Tenant shall commence work in the Premises and in all such cases, Tenant shall provide to Landlord as-built plans in respect of such work promptly after Tenant completes the same.

            5.1.6 INDEMNITY. To defend, with counsel approved by Landlord (which approval shall not be unreasonably withheld or delayed), all actions against Landlord, any partner, trustee, stockholder, officer, director, employee, beneficiary or member or manager of Landlord, holders of mortgages secured by the Building and/or Lot and any other party having an interest in the Premises ("Indemnified Parties") with respect to, and to pay, protect, indemnify and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees), causes of action, suits, claims, demands or judgments of any nature arising from (i) injury to or death of any person, or damage to or loss of property, on or about the Premises, or connected with the use, condition or occupancy thereof except to the extent caused by Landlord's Negligence, (ii) violation of this Lease by Tenant, or (iii) any wrongful act, fault, wrongful omission, or other misconduct of Tenant or its agents, contractors, licensees, sublessees or invitees. Nothing in this Section 5.1.6, however, shall derogate from the effectiveness of insurance required to be maintained by Tenant under this Lease naming Landlord as an insured. This
Section 5.1.6 is further subject to the waiver of subrogation provisions in
Section 4.2.2.5.

            5.1.7 LANDLORD'S RIGHT TO ENTER. To permit Landlord and its agents to enter into the Premises at reasonable times and upon reasonable advance notice to examine the Premises, make such repairs and replacements as Landlord may be entitled to make under this Lease, without however, any obligation to do so except as provided in this Lease, make investigations as expressly provided in Section 5.1.4, to view the Premises for Tenant's compliance with Tenant's obligations under this Lease, and show the Premises to prospective purchasers and lenders, and, during the last twelve (12) months of the Term or earlier if Tenant shall be in default under this Lease beyond applicable notice, grace and cure periods, to show the Premises to prospective tenants and to keep affixed in suitable places notices of availability of the Premises. Landlord's exercise of its right of access to the Premises as provided in this Lease (including, without limitation, this Section 5.1.7, the third paragraph of Section 5.1.4 and
Section 9.3) shall be subject to the following: (a) Landlord shall not unreasonably interfere with Tenant's business activities, (b) Landlord shall indemnify and hold harmless Tenant from and against all loss, cost and expense resulting from Landlord's Negligence in the course of exercise of such right,
(c) Landlord shall, except in the case of an emergency, enter the Premises only when accompanied by a representative of Tenant, in order to ensure the continued confidentiality of Tenant's business materials, and (d) Landlord shall adhere to such safety, security, confidentiality, proprietary information and trade secret rules and guidelines as Tenant may reasonably impose.

            5.1.8 PERSONAL PROPERTY AT TENANT'S RISK. All of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises, shall, as between the parties, be at the sole risk and hazard of Tenant and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant or to any other person, for any injury, loss, damage or liability resulting from Landlord's Negligence. Tenant shall insure Tenant's personal property.

            5.1.9 PAYMENT OF COST OF ENFORCEMENT. To pay on demand Landlord's expenses, including reasonable attorney's fees, incurred in successfully enforcing any obligation of Tenant under this Lease continuing beyond applicable notice, grace and cure periods or in curing any default by Tenant under this Lease as provided in Section 7.4. Similarly, Landlord shall pay on demand Tenant's expenses, including reasonable attorneys' fees, incurred in successfully enforcing any obligation of Landlord under this Lease.

            5.1.10 YIELD-UP. Landlord and Tenant acknowledge that Tenant shall design (subject to Landlord's approval as provided in Section 3.2 of this Lease) and install the HVAC system serving the Premises. Tenant agrees that, incident to Tenant's yield-up of the Premises to Landlord, Tenant shall, prior to the expiration of the Term, make alterations to the HVAC system such that the HVAC system conforms to the specifications listed in Exhibit I attached hereto. At the expiration of the Term or earlier termination of this Lease, Tenant shall surrender all keys to the Premises, remove all of its trade fixtures and personal property in the Premises (including the furnishings, fixtures and equipment set forth in Exhibit I-1, attached hereto, subject to Landlord's Right of First Opportunity, as defined below, and Exhibit I), remove such installations and improvements made by Tenant as Landlord may request (provided that in the case of Tenant's Improvements in the Initial Building and the Expansion Building and any subsequent installation or improvement made by Tenant other than Minor Improvements, Landlord must have made such request in writing at the time Landlord approved the plans therefor), and all Tenant's signs wherever located, to repair all damage caused by such removal and to yield-up the Premises in broom-clean condition and in the same good order and repair in which Tenant is obliged to keep and maintain the Premises by the provisions of this Lease (except for reasonable wear and tear, damage by Casualty and Taking and damage resulting from Landlord's Negligence). The yield-up of the Premises in accordance with the foregoing provisions of this Section 5.1.10 shall be referred to as the "Yield-Up Condition." Landlord and Tenant shall conduct an inspection of the Premises prior to the end of the Term to facilitate Landlord's identification of the items to be removed under this Section 5.1.10. Any property not so removed or any property not purchased by Landlord in accordance with Landlord's Right of First Opportunity that remains on or at the Premises shall be deemed abandoned and may be removed and disposed of by Landlord in such manner as Landlord shall determine and Tenant shall pay Landlord the entire reasonable cost and expense incurred by it in effecting such removal and disposition and in making any incidental repairs and replacements to the Premises and for use and occupancy during the period after the expiration of the Term and prior to Tenant's performance of its obligations under this Section 5.1.10.

      Upon at least thirty (30) days prior to the expiration or earlier termination of this Lease, Tenant shall notify Landlord of its intention to sell or dispose of the items listed in Exhibit I-1, attached hereto, which are not subject to equipment or other financing by a third party (the "Tenant's FF&E", which shall not include the items listed on Exhibit I) and the terms on which the Tenant intends to sell or dispose of each of the same (the "Sale Offer"). Landlord shall have twenty (20) days after receipt of the Sale Offer within which to accept any such Sale Offer ("Landlord's Right of First Opportunity"). Failure of Landlord to so accept any such Sale Offer within such twenty (20) day period shall constitute and be deemed Landlord's rejection of such Sale Offer. If Landlord accepts such Sale Offer within such twenty (20) day period, then Landlord and Tenant shall attempt in good faith to conclude Landlord's purchase of the same upon expiration of the Term. If Landlord does not accept the Sale Offer within such twenty (20) day period, or if after accepting any such Sale Offer within such twenty (20) day period, Landlord and Tenant in good faith are unable to close such purchase, then Tenant shall be free to sell Tenant's FF&E at a price which is not less than ninety-five percent (95%) of the purchase price offered in the Sale Offer. Tenant may not sell Tenant's to any party for less than 95% of the price offered to Landlord in the Sale Offer or on other terms and conditions substantially more beneficial to buyer than those offered to Landlord in the Sale Offer, without re-offering Tenant's FF&E to Landlord at such reduced price and/or better terms, as applicable, by written notice (the "Reduced Offer"), whereupon Landlord shall have ten (10) days to accept the Reduced Offer or, if Landlord shall fail within such ten (10) day period to accept the Reduced Offer, or if Landlord shall accept the Reduced Offer, but shall fail to complete such purchase pursuant to such terms and provisions after it has accepted the Reduced Offer, Tenant shall be free to sell Tenant's FF&E to any other party in the same manner as aforesaid. Tenant agrees also to advise Landlord in writing of any other items which Tenant desires to abandon and which Tenant would otherwise be obligated to removed under this Lease ("Tenant's Surplus FF&E") and Landlord shall advise Tenant within a twenty (20) day period whether Landlord consents to Tenant's abandonment of all or any part of Tenant's Surplus FF&E on the Premises; if Landlord does not consent, Tenant shall remove the items constituting Tenant's Surplus FF&E in accordance with the terms of this Lease otherwise governing the same. The rights of Landlord under this paragraph shall be subordinate to any security interest which Tenant is authorized under the Lease to place on Tenant's FF&E and Tenant's Surplus FF&E.

            5.1.11 ESTOPPEL CERTIFICATES. Upon not less than ten (10) business days' prior notice by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect and that except as stated therein Tenant has no knowledge of any defenses, offsets or counterclaims against its obligations to pay the Annual Fixed Rental Rate and Additional Rent and any other charges and to perform its other covenants under this Lease (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), the dates to which the Annual Fixed Rental Rate and Additional Rent and other charges have been paid and a statement that Landlord is not in default hereunder beyond applicable notice, grace and cure periods (or if in default beyond applicable notice, grace and cure periods, the nature of such default, in reasonable detail). Any such statement delivered pursuant to this Section 5.1.11 may be relied upon by any prospective purchaser or mortgagee of the Premises, or any prospective assignee of any such mortgage.

            5.1.12 PARK RESTRICTIONS. To comply with the restrictions and covenants set forth in Exhibit D, as the same may be reasonably amended from time to time by Landlord; provided, however, that such amendments shall not interfere with Tenant's Intended Uses or increase any amounts due under this Lease or otherwise.

            5.1.13 HOLDING OVER. Tenant covenants that it will vacate the Premises immediately upon the expiration or sooner termination of this Lease. If Tenant retains possession of the Premises or any part thereof after the termination of the Term without Landlord's express consent, Tenant shall be treated as a tenant at sufferance and shall pay Landlord rent at 150% of the amounts payable during the last Lease Year preceding expiration or termination of the Term. The provisions of this Section do not exclude Landlord's rights of re-entry or any other right hereunder, including without limitation, the right to refuse 150% of the monthly rent and instead to remove Tenant through summary proceedings for holding over beyond the expiration of the Term of this Lease.

            5.1.14 TENANT'S FINANCIAL STATEMENTS. If Tenant ceases to be a publicly traded company, following Landlord's request therefor, but not more often than quarterly, Tenant shall furnish Landlord with its financial statements, including, without limitation, annual audited balance sheet and statements of profit and loss; provided, however, that Landlord shall not disclose such information to third parties (other than Landlord's current or prospective mortgagee or prospective purchasers) without Tenant's prior written approval, which approval shall not be unreasonably withheld or delayed.

            5.1.15 LANDLORD'S EXPENSES RE: CONSENTS. To reimburse Landlord promptly for all reasonable out-of-pocket expenses incurred by Landlord in reviewing requests by Tenant for consent or approval of alterations or installations in the Premises.

      5.2 TENANT'S NEGATIVE COVENANTS. Tenant covenants at all times during the Term and for such further time as Tenant occupies the Premises or any part thereof:

            5.2.1 ASSIGNMENT AND SUBLETTING. Not to assign, transfer, mortgage or pledge this Lease, or to sublease (which term shall be deemed to include the granting of concessions and licenses and the like, but nothing herein shall prohibit the installation of customary vending machines) all or any part of the Premises or suffer or permit this Lease or the leasehold estate hereby created or any other rights arising under this Lease to be assigned, transferred or encumbered, in whole or in part, whether voluntarily, or by operation of law, or permit the occupancy of the Premises by anyone other than Tenant, without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Landlord acknowledges that Tenant may, from time to time, desire to grant Tenant's lender(s) a security interest in the equipment and furnishings that Tenant may install or maintain in the Premises and that Landlord will not withhold its approval to the granting of such security interest provided that (i) no such security interest shall encumber any fixture or other equipment that Tenant is not entitled under the terms of this Lease to remove at the expiration of the Term nor any element of the HVAC system which, in the absence of Tenant's surrender of the Premises in the Yield-Up Condition, would be necessary for the HVAC system installed by Tenant to be fully operational as designed and (ii) the terms of any such approval shall be acceptable to Landlord's mortgagee(s) of the Premises and reasonably acceptable to Landlord. Any attempted assignment, transfer, mortgage, pledge, sublease or other encumbrance, except with prior written approval thereof from Landlord, shall be void. No assignment, transfer, mortgage, sublease or other encumbrance, whether or not approved or permitted to be made without Landlord's consent under the next following paragraph of this Section 5.2.1, and no indulgence granted by Landlord to any assignee or sublessee, shall in any way impair the continuing primary liability (which after an assignment shall be joint and several with the assignee) of Tenant hereunder, and no approval in a particular instance shall be deemed to be a waiver of the obligation to obtain Landlord's approval in any other case.

      Notwithstanding the preceding paragraph, Landlord agrees that Tenant may, without Landlord's consent, (a) sublease all or any portion of the Premises or
(b) assign this Lease to any corporation, person or entity directly or indirectly controlling or controlled by, or under common control with, Tenant (an "Affiliate of Tenant") or to any successor by merger, consolidation or acquisition of all or substantially all of the assets of Tenant, provided that, in the case of an assignment to an Affiliate of Tenant or to a successor by merger, consolidation or acquisition of all or substantially all of the assets of Tenant, such assignee shall have a net worth and working capital sufficient to enable such assignee to meet Tenant's financial obligations hereunder.

            5.2.2 OVERLOADING AND NUISANCE. Not to injure, overload, deface or otherwise harm the Premises; nor commit any nuisance; nor permit the emission of any objectionable noise, vibration or odor; nor make, allow or suffer any waste; nor make any use of the Premises which is improper, offensive or contrary to any law or ordinance or which will invalidate any of Landlord's or Tenant's insurance required hereunder.

            5.2.3 INSTALLATIONS, ALTERATIONS OR ADDITIONS. Not to make any installations, alterations or additions in, to or on the Premises which would affect the structural or architectural integrity of the Premises without obtaining the prior written consent of Landlord, which installations, alterations and additions shall be completed pursuant to plans and specifications approved by Landlord in advance, which consent and approval shall not be unreasonably withheld or delayed; provided, however, that installations, alterations or improvements performed by Tenant in or at the Initial Building (or the Expansion Building, as the case may be) subsequent to Tenant's completion of Tenant's Improvements therein shall not require such prior consent and approval of Landlord if such installations, alterations or improvements would not (a) adversely affect the structural or architectural integrity of the Initial Building (or the Expansion Building, as the case may be) (e.g., interior renovations), (b) involve penetration of the roof or walls of the Building in question, (c) adversely impact any Building system or the capacity of utilities serving the Building in question, and (d) exceed $250,000 to construct (the "Minor Improvements").

                                   ARTICLE VI
                               CASUALTY OR TAKING

      6.1 CASUALTY. In case during the Term the Premises shall be damaged by fire or casualty (the "Casualty"), Landlord shall cause the Premises to be restored to their condition immediately prior to the occurrence of such Casualty, reasonable wear and tear excepted; provided, however, that if Landlord reasonably determines that the net proceeds of insurance recovered for such damage are not adequate to restore the Premises to their condition immediately prior to the occurrence of such Casualty, Landlord shall so notify Tenant in writing within forty-five (45) days following the occurrence of the Casualty (the "Restoration Determination Notice"). Within thirty (30) days following Tenant's receipt of the Restoration Determination Notice such notice from Landlord, Tenant may elect (a) to require Landlord to restore the Premises to their condition immediately prior to the occurrence of such Casualty, reasonable wear and tear excepted, and (b) to pay the difference between the net proceeds of insurance recovered and the total cost of restoration (the "Tenant's Deficiency Election"). If Tenant does not give Landlord notice of Tenant's Deficiency Election within such thirty (30) day period, Landlord may elect under this Section 6.1 not to restore, in which case this Lease shall be terminated on the thirtieth (30th) day following the date on which Landlord notifies Tenant in writing of such election. The provisions of Section 6.2 shall be applicable to the restoration of the Premises and adjustments to Annual Fixed Rental Rate and other charges hereunder on account of such Casualty. For purposes of this Lease, the phrase "restored to their condition immediately prior to the occurrence of such Casualty" (or in the case of a "Taking" (as hereinafter defined, such a "Taking")) shall mean, in the case of the Initial Building, Landlord's Initial Building Work and in the case of the Expansion Building, Landlord's Expansion Building Work without, in either case, the restoration of the portion of Tenant's Improvements (other than to the extent of the Yield-Up Condition), in respect of which Tenant acknowledges that Tenant, and not Landlord, bears the risk of loss in respect of such Casualty (or such Taking).

      If Tenant makes Tenant's Deficiency Election, Tenant shall promptly deposit with Landlord's mortgagee the amount reasonably estimated by Landlord's mortgagee to fund the estimated cost of the total restoration of the Premises to their condition immediately prior to the occurrence of the Casualty, reasonable wear and tear excepted, after application of the net proceeds of insurance recovered (the "Reconstruction Fund"). Tenant shall have the right to approve the construction contact for the restoration of the Premises, which approval shall not be unreasonably withheld or delayed. Landlord's mortgagee shall advance proceeds from the Reconstruction Fund, as needed, to prosecute the restoration as herein provided, and any funds remaining in the Reconstruction Fund after final completion and payment in full of all of the costs of restoration shall be repaid to Tenant. If there is a shortfall in the funding for such restoration, Tenant shall promptly deposit the required additional funds in the Reconstruction Fund after Tenant's receipt of notice from Landlord or Landlord's mortgagee stating the amount of the required additional funds and a description of the restoration work related thereto, and failure to do




                                      -37
so continuing for ten (10) days after written notice from Landlord to Tenant designating such failure shall constitute a failure to pay Annual Fixed Rent under this Lease.

      If Tenant makes Tenant's Deficiency Election, Landlord shall provide Tenant an estimate promptly from Cranshaw Construction or another contractor reasonably acceptable to Tenant of the time required to complete such restoration not to exceed, in any event, two hundred seventy (270) days from the date of Tenant's Deficiency Election.

      Landlord shall commence diligent efforts for restoration of the Premises within thirty (30) days of the date of Landlord's receipt of Tenant's Deficiency Election and deposit with Landlord's mortgagee of the Reconstruction Fund. In the event that Landlord shall not complete such restoration within two hundred seventy (270) days following the date on which Tenant's Deficiency Election (as such period may be extended by reason of the occurrence of Force Majeure Events) (the "Restoration Period"), Tenant shall have the right to terminate this Lease exercisable by notice during the thirty (30) day period following the expiration of the Restoration Period if such restoration has not then been completed.

      6.1A. TAKING. In case during the Term the entire Premises shall be taken by any public authority or for any public use or destroyed by the action of any public authority (a "Taking"), this Lease shall terminate, and the parties' obligations hereunder shall cease. If during the Term there is a Taking of more than twenty-five percent (25%) of the Premises, then Landlord shall have the election, to be exercised by notice thereof to Tenant given within thirty (30) days after Landlord's receipt of notice of such Taking, to terminate this Lease. If Landlord does not elect to terminate, then the provisions of Section 6.2 shall be applicable to the restoration of the Premises and adjustments to Annual Fixed Rental Rate and other charges hereunder on account of such Taking. Termination under either Section 6.1 or this Section 6.1A shall be effective as of the effective date of the Taking or the occurrence of the Casualty, as may be applicable.

      6.2 RESTORATION. If Landlord does not exercise the election to terminate provided in Section 6.1 or Section 6.1A, as may be applicable, this Lease shall continue in force and a just proportion of the Annual Fixed Rental Rate and other charges hereunder, according to the nature and extent of the damages sustained, as may be applicable, to Landlord's Initial Building Work and Landlord's Expansion Building Work, shall be abated from the date of Casualty or Taking until Landlord shall have substantially completed the restoration of the Premises, as provided under this Article VI. The Net Proceeds of such Casualty or Taking applicable to the Premises shall be made available to Landlord and Landlord shall complete such restoration with reasonable diligence at Landlord's expense, and the Premises shall be put by Landlord in a condition as nearly as practicable to their condition immediately prior to such Casualty or Taking, subject to zoning and building laws or ordinances then in existence, provided that Landlord's obligations with respect to restoration shall not require Landlord to expend more than the net proceeds of insurance recovered or damages awarded for such Casualty or Taking (with Tenant having the right to fund any "deficiency" in the manner and on the terms provided in Section 6.1), and shall be subject to the terms of any subordination, non-disturbance and attornment agreement entered into by Landlord, Tenant and any mortgagee of Landlord which is then in force and effect; Tenant shall be responsible for the restoration of Tenant's Improvements to the extent of Yield-Up Condition with reasonable diligence and at Tenant's expense. "Net proceeds of insurance recovered or damages awarded" refers to the gross amount of such insurance (plus any deductible) or damages less the reasonable expenses of Landlord in connection with the collection of the same, including without limitation, reasonable fees and expenses for legal and appraisal services. If Landlord proceeds with restoration of the Premises under this Article VI, nothing in this Article VI shall preclude Tenant from repairing or restoring Tenant's Improvements.

      6.3 AWARD. Irrespective of the form in which recovery may be had, all rights to damages for all such Takings, subject to the allocation provisions sets forth below, shall belong to Landlord in all cases; provided, however, that Tenant shall have the right to pursue any separate claim to which it is entitled for its trade fixtures and moving and relocation expenses. Landlord and Tenant agree that the Net Proceeds of the damages treated as belonging to Landlord under this Section 6.3 (except to the extent utilized for restoration) shall be allocated as follows: first, to Landlord in the amount equal to the then fair market value of the Premises in the Yield-Up Condition (free of mortgages) but not in excess of the then outstanding amount of Landlord's then mortgage(s) on the fee simple interest in the Premises; second, to Tenant in the amount of the then unamortized (determined on a straight-line basis over the Original Term of this Lease) cost of Tenant's Improvements (exclusive of Tenant's property not encompassed within such Taking) (except to the extent the same are treated as trade fixtures and a separate award is made on account thereof to Tenant); and third, to Landlord in the amount of the balance of the Net Proceeds. The procedures for the determination of Market Rent under Section 2.5 of this Lease shall be applicable to the determination of the fair market value of the Premises.

      In the case of a Taking which permanently reduces the Premises, the Annual Fixed Rental Rate and other charges due hereunder shall be equitably abated or adjusted for the balance of the Term.

                                   ARTICLE VII
                                    DEFAULTS

      7.1 EVENTS OF DEFAULT. (a) If Tenant shall default in the performance of any of its obligations to pay the Annual Fixed Rental Rate or Additional Rent (or any installment thereof) hereunder and if such default shall continue for ten (10) days after written notice from Landlord designating such default or (b) if within thirty (30) days after written notice from Landlord to Tenant specifying any other default or defaults Tenant has not commenced diligently to correct the default or defaults so specified or does not thereafter diligently prosecute such correction to completion, or (c) if any assignment for the benefit of creditors shall be made by Tenant, or (d) if Tenant's leasehold interest shall be taken on execution or other process of law in any action against Tenant, or (e) if a lien or other involuntary encumbrance is filed against Tenant's leasehold interest, and is not discharged or bonded within forty-five (45) days thereafter, or (f) if a petition is filed by Tenant for liquidation, or for reorganization or an arrangement or any other relief under any provision of the Bankruptcy Code as then in force and affect, or (g) if an involuntary petition under any of the provisions of said Bankruptcy Code is filed against Tenant and such involuntary petition is not dismissed within sixty
(60) days thereafter, then, and in any of such cases, Landlord and the agents and servants of Landlord lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter and without demand or notice and with or without process of law (forcibly, if necessary, to the extent permitted by law) enter into and upon the Premises or any part thereof in the name of the whole, or mail a notice of termination addressed to Tenant, and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant and remove its and their effects (forcibly, if necessary, to the extent permitted by law) without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and upon such entry or mailing as aforesaid this Lease shall terminate, and Landlord, without notice to Tenant, may store Tenant's effects, and those of any person claiming through or under Tenant at the expense and risk of Tenant, and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

      7.2 REMEDIES. In the event that this Lease is terminated under any of the provisions contained in Section 7.1, Tenant covenants to pay forthwith to Landlord, as compensation, the excess of the total rent reserved for the residue of the Term over the fair market rental value of the Premises for the residue of the Term, which shall be calculated on a net present value basis. In calculating the rent reserved there shall be included, in addition to the Annual Fixed Rental Rate and Additional Rent, the value of all other considerations agreed to be paid or performed by Tenant during the residue. Tenant further covenants as additional and cumulative obligations after any such termination to pay punctually to Landlord all the sums and to perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant pursuant to the preceding sentence, Tenant shall be credited with any amount paid to Landlord as compensation as provided in this
Section 7.2, and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed that Landlord shall use reasonable efforts to (i) relet the Premises or any part or parts thereof for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term hereof, which may include granting such concessions and free rent as Landlord in its reasonable judgment considers advisable or necessary to relet the same and
(ii) make such alterations, repairs and decorations in the Premises as Landlord in its reasonable judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid.

      Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

      7.3 REMEDIES CUMULATIVE. Except as otherwise expressly provided herein, any and all rights and remedies which either party may have under this Lease, and at law and equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

      7.4 LANDLORD'S RIGHT TO CURE DEFAULTS. Landlord may, but shall not be obligated to, cure, at any time following notice to Tenant and expiration of all applicable cure, notice and grace periods (except in cases of emergency, in which case only such notice, if any, as may be reasonable under the circumstances need be given), any default by Tenant under this Lease; and whenever Landlord so elects, all reasonable costs and expenses incurred by Landlord, including reasonable attorneys' fees, in curing a default shall be paid by Tenant to Landlord as Additional Rent on demand, together with interest thereon at the rate provided in Section 7.7 from the date of payment by Landlord to the date of payment by Tenant.

      7.5 EFFECT OF WAIVERS OF DEFAULT. Any consent or permission by either party to any act or omission which otherwise would be a breach of any covenant or condition herein, or any waiver by either party of the breach of any covenant or condition herein, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise, except as to the specific instance, operate to permit similar acts or omissions.

      The failure of either party to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord. No consent or waiver, express or implied, by either party to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

      7.6 NO ACCORD AND SATISFACTION. No acceptance by Landlord of a lesser sum than the Annual Fixed Rental Rate, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, unless Landlord elects by notice to Tenant to credit such sum against the most recent installment due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy provided in this Lease.

      7.7 INTEREST ON OVERDUE SUMS. If Tenant fails to pay any installment of Annual Fixed Rental Rate, Additional Rent and other charges payable by Tenant to Landlord within five (5) business days after the due date thereof (without regard to any requirement of notice from Landlord or any period of grace allowed to Tenant under this Lease before Landlord is allowed to exercise any remedy on account thereof), the amount so unpaid shall bear interest at an annual rate (the "Delinquency Rate") equal to three percent (3%) in excess of the Base Rate of BankBoston, N.A., so-called, (or if BankBoston, N.A. shall cease to exist, then three percent (3%) in excess of the prime rate of the then largest commercial bank in Boston) from time to time in effect or, if such rate is in excess of any maximum interest rate permissible under applicable law, the Delinquency Rate shall be the maximum interest rate permissible under applicable law, commencing with the due date and continuing through the day preceding the date on which payment of such delinquent payment with interest thereon is paid. Similarly, if Landlord fails to pay any amount payable to Tenant by Landlord within three (3) business days after the due date thereof, the amount so unpaid shall bear interest at the Delinquency Rate, commencing with the due date and continuing through the date preceding the date on which payment of such delinquent payment with interest thereon is paid.

                                  ARTICLE VIII
                                    MORTGAGES

      8.1 RIGHTS OF MORTGAGE HOLDERS. The word "mortgage" as used herein includes mortgages, deeds of trust or other similar instruments evidencing other voluntary liens or encumbrances, and modifications, consolidations, extensions, renewals, replacements and substitutes thereof. The word "holder" shall mean a mortgagee, and any subsequent holder or holders of a mortgage.

      No Annual Fixed Rental Rate, Additional Rent or any other charge shall be made in advance of amounts due for the then current month or the next succeeding month, and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee in possession or in the process of foreclosing its mortgage) be a nullity as against such mortgagee and Tenant shall be liable for the amount of such payments to such mortgagee.

      In the event of any act or omission by Landlord which would give Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant shall not exercise any such right (a) until it shall have given notice, by certified or registered mail, of such act or omission to the holder of any mortgage encumbering the Premises whose name and address shall have been furnished to Tenant in writing, at the last address so furnished, and (b) unless Landlord or such holder shall have failed to commence to remedy such act or omission within thirty days after such notice or thereafter diligently to prosecute such remedy to completion.

      In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage now or hereafter encumbering the Premises, or any part thereof, Tenant shall attorn to the purchaser upon such foreclosure or sale or upon any grant of a deed in lieu of foreclosure and recognize such purchaser as Landlord under this Lease if so requested by such purchaser, so long as such purchaser recognizes all of Tenant's rights under this Lease (subject to the limitations set forth in Section 8.2(a), (b) and (c) of this Lease).

      8.2 SUPERIORITY OF LEASE; OPTION TO SUBORDINATE. Unless Landlord exercises the option set forth below in this Section 8.2, this Lease shall be superior to and shall not be subordinate to any mortgage on the Premises. Landlord shall have the option to subordinate this Lease to any mortgage of the Premises provided that the holder of record thereof enters into an agreement with Tenant, in such holder's customary form (which agreement shall include the provisions set forth in Exhibit J, attached hereto, and subject to such reasonable modifications to such holder's customary form as Tenant's counsel may request) by the terms of which such holder will agree (a) to recognize the rights of Tenant under this Lease and not to disturb Tenant's possession of the Premises so long as Tenant is not in default of its obligations hereunder beyond applicable notice, grace and cure periods, (b) to perform Landlord's obligations hereunder arising on and after the date of such holder's acquisition of title; provided, however, that the obligation of Landlord to construct the Initial Building (and, if Tenant has exercised its Option to Expand in accordance with Section 10.2.2 hereof, the Expansion Building) or to make the payment under Section 3.13 shall not be binding on such holder beyond the funds allocated for such purposes in the budget for the loan and subject to the remedies reserved to such holder under the loan documents executed by Landlord in connection with such loan, the repayment of which the mortgage of the Premises is given as security; and (c) to accept Tenant as tenant of the Premises under the terms and conditions of this Lease in the event of acquisition of title by such holder through foreclosure proceedings or otherwise, and Tenant will agree to recognize the holder of such mortgage as Landlord in such event, and which agreement shall be made expressly to bind and inure to the benefit of the successors and assigns of Tenant and of the holder and upon anyone purchasing said Premises at any foreclosure sale. Tenant and Landlord agree to execute and deliver any appropriate and mutually acceptable instruments necessary to carry out the agreements contained in this Section 8.2. Any such mortgage to which this Lease shall be subordinated may contain such terms, provisions and conditions as the holder deems usual or customary; subject to the provisions of Exhibit J.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

      9.1 NOTICES FROM ONE PARTY TO THE OTHER. All notices and other communications required or permitted hereunder shall be in writing and addressed, if to Tenant, at the Original Address of Tenant or such other address as Tenant shall have last designated by notice in writing to Landlord (with a copy to Palmer & Dodge LLP, One Beacon Street, Boston, Massachusetts 02108,
Attention: Michael Lytton, Esq.) and, if to Landlord, at the Original Address of Landlord or such other address as Landlord shall have last designated by notice in writing to Tenant. Any notice shall be given by mailing to such address postage prepaid, registered or certified mail, return receipt requested or by delivery by a nationally-recognized overnight delivery service which provides delivery receipts, or delivered to such address by hand. Any notice shall be effective upon receipt or tender of delivery.

      9.2 QUIET ENJOYMENT. Landlord agrees that upon Tenant's paying the rent and performing and observing the terms, covenants, conditions and provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the Term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease.

      9.3 EASEMENTS; CHANGES TO LOT LINES. Landlord reserves the right, from time to time, to grant easements affecting the Premises and to change or alter existing boundaries of the Lot (including the Initial Building Lot and the Expansion Lot) for purposes of developing and using remaining properties in Metro North Corporate Center so long as proposed plans for such easements, changes and alterations shall be approved in advance by Tenant, such easements or such changes or alterations to existing boundaries of the Lot do not unreasonably interfere with Tenant's Intended Uses or materially reduce the Premises or the parking areas on the Premises (i.e., at least 464 spaces for the Initial Building, and 718 spaces for the Initial Building and the Expansion Building in the aggregate), and to enter upon the Premises at reasonable times for purposes of constructing and maintaining any pipes, wires and other facilities serving any portion of Metro North Corporate Center or of the Building, provided that Landlord's entry shall be in accordance with the requirements of Section 5.1.7.

      9.4 LEASE NOT TO BE RECORDED. Tenant agrees that it will not record this Lease. Both parties shall, upon the request of either, execute, deliver and record a Notice of Lease in the form attached hereto as Exhibit K, with such modifications as may be permitted by applicable statute, or otherwise agreed to by the parties. If this Lease is terminated before the originally scheduled expiration of the Term, the parties shall execute, deliver and record an instrument acknowledging such fact and the actual date of termination of this Lease, and Tenant hereby appoints Landlord its attorney-in-fact, coupled with an interest, with full power of substitution to execute such instrument.

      9.5 BIND AND INURE; LIMITATION OF LANDLORD'S LIABILITY. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No owner of the Premises shall be liable under this Lease except for breaches of Landlord's obligations occurring while owner of the Premises, provided, however, that (a) any successor Landlord shall be obligated to cure any repair or maintenance default of a prior Landlord which shall be continuing upon acquisition of the Premises by such successor Landlord and (b) any successor Landlord (other than a mortgagee or a person acquiring title on foreclosure or conveyance in lieu of foreclosure) shall be obligated to cure any payment default of a prior Landlord which shall be continuing upon acquisition of the Premises by such successor Landlord, unless [in the case of both (a) and
(b)] such successor Landlord shall have requested an estoppel certificate from Tenant pursuant to Section 5.1.11 and Tenant either did not provide such estoppel certificate or failed to disclose such default therein if Tenant had actual knowledge of such default. Landlord shall provide Tenant with the name and address of the proposed purchaser or its attorney so that Tenant may provide updated estoppel certificates between the time of delivery of the original estoppel certificate and the closing of such purchase. The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Premises or any portion thereof, but not upon other assets of Landlord. No individual partner, trustee, stockholder, officer, director, employee, beneficiary, member or manager of Landlord shall be personally liable under this Lease and Tenant shall look solely to Landlord's interest in the Premises (including any rents and profits) therefrom arising after enforcement is sought, or arising prior to enforcement to the extent the latter have not been distributed or used by Landlord) in pursuit of its remedies upon an Event of Default under Section 7.1, and the assets of Landlord and its partners, trustees, stockholders, officers, employees, beneficiaries, members or managers of Landlord shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant; provided that the foregoing provisions of this sentence shall not constitute a waiver of any obligation evidenced by this Lease and provided further that the foregoing provisions of this sentence shall not limit the right of Tenant to name Landlord or any partner or trustee thereof as party defendant in any action or suit in connection with this Lease so long as no personal money judgment shall be asked for or taken against any partner, trustee, stockholder, officer, employee beneficiary, member or manager of Landlord.

      9.6 ACTS OF GOD. In any case where either party hereto is required to do any act, then, except where specifically provided in this Lease to the contrary, delays caused by or resulting from acts of God, war, civil commotion, fire, flood or other casualty, government regulations, moratoria, unusually severe weather, or other causes beyond such party's reasonable control which are unrelated to labor difficulties and shortages of labor, materials or equipment shall not be counted in determining the time during which such act shall be completed, whether such time be designated by a fixed date, a fixed time or a "reasonable time", and such time shall be deemed to be extended by the period of such delay.

      9.7 LANDLORD'S DEFAULT; TENANT'S RIGHT OF SELF-HELP. Landlord shall not be deemed to be in default in the performance of any of its obligations hereunder unless it shall fail to perform such obligations and unless within thirty (30) days after notice from Tenant to Landlord specifying such default Landlord has not commenced diligently to correct the default so specified or has not thereafter diligently pursued such correction to completion. Except only as specifically otherwise provided in this Lease, Tenant shall have no right, for any default by Landlord, to offset or counterclaim against any rent due hereunder.

      If, after the Initial Building is substantially completed (and in respect of the Expansion Building, after the Expansion Building is substantially completed) by reason of any failure which is not due to any act or omission of Tenant or any employee, agent, contractor, licensee, or invitee of Tenant, Tenant's use and enjoyment of the Premises materially is impaired by reason of Landlord's failure to comply with its obligations under this Lease, then Tenant may give Landlord and all holders of mortgages on the Premises written notice thereof, and if Landlord or any said holder (if such holder shall elect to do so) shall fail to begin correction of such condition by a date which is thirty
(30) days after Landlord's receipt of such notice, Tenant shall have the right, but shall not be required, to perform such repair or restoration work as is reasonably necessary to cure the condition. In the event of the proper exercise of such right of self-help by Tenant in accordance with the provisions of this paragraph, Landlord agrees to pay Tenant, within thirty (30) days of billing, the reasonable costs incurred by Tenant in curing such condition or, in the event Landlord fails to so reimburse Tenant within such thirty-day period, Tenant shall have the right to offset said amounts against Tenant's Annual Fixed Rent obligations next-coming due hereunder, but only to the extent that the same is not required to pay the then monthly installment of debt service under all loans secured by mortgages of the Premises.

      9.8 BROKERAGE. Each of Tenant and Landlord warrants and represents to the other that it has had no dealings with any broker or agent in connection with this Lease other than the Broker(s) set forth in Article I and covenants to defend with counsel approved by the other, hold harmless and indemnify the other from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent other than the Broker(s) set forth in Article I with respect to its dealings in connection with this Lease or the negotiation thereof.

      9.9 APPLICABLE LAW AND CONSTRUCTION. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstances shall be declared invalid or unenforceable by the final ruling of a court of competent jurisdiction having final review, the remaining terms, covenants, conditions and provisions of this Lease and their application persons or circumstances shall not be affected thereby and shall continue to be enforced and recognized as valid agreements of the parties, and in the place of such invalid or unenforceable provision, there shall be substituted a like, but valid and enforceable provision which comport to the findings of the aforesaid court and most nearly accomplishes the original intention of the parties.

      There are no prior oral or written agreements between Landlord and Tenant affecting this Lease. This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant.

      The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease.

      Unless repugnant to the context, the words "Landlord" and "Tenant" appearing in this Lease shall be construed to mean those named above and their respective heirs, executors, administrators, successors and assigns, and those holding title or claiming through or under them respectively. If there be more than one tenant the obligations imposed by this Lease upon Tenant shall be joint and several.

      Time is of the essence with respect to all terms and conditions of this Agreement.

      9.10 SUBMISSION NOT AN OFFER. The submission of a draft of this Lease or a salary of some or all of its provisions does not constitute an offer to lease or demise the Premises, it being understood and agreed that neither Landlord nor Tenant shall be legally bound with respect to the leasing of the Premises unless and until this Lease has been executed by both Landlord and Tenant and a fully executed copy delivered.

      9.11 SECURITY DEPOSIT. The Security Deposit will be held as security for and during the Term, which deposit shall be reduced as provided in this Lease, provided Tenant is not then in default of this Lease continuing beyond applicable notice, grace and cure periods (and all such defaults shall be fully corrected or cured, as may be applicable, within the applicable period of grace and all interest and other costs, if any, due to landlord in connection therewith shall be paid in full within such period of grace). The Security Deposit shall be held in a separate federally insured interest-bearing money market account or certificate of deposit, and the interest earned thereon shall be paid to Tenant annually. If all or any part of the Security Deposit is applied to an obligation of Tenant hereunder, Tenant shall immediately upon request by Landlord restore the Security Deposit to its original amount (as the same may have been reduced as provided under this Lease). Landlord shall provide Tenant with written notice prior to the application of any part of the Security Deposit to any obligation of Tenant hereunder. Provided that Landlord gives Tenant notice of the name of such grantee or transferee, upon any assignment by Landlord of its interest under this Lease, conditionally or otherwise, the Security Deposit may be delivered by Landlord to Landlord's grantee or transferee (including Landlord's mortgagee), but only if required by such grantee or transferee. Provided that the entire Security Deposit is delivered to Landlord's grantee or transferee, and Tenant receives written confirmation of receipt of the Security Deposit by such Landlord's grantee or transferee, Tenant hereby releases Landlord herein named of any and all liability with respect to the Security Deposit, its application and return, and Tenant agrees to look solely to such grantee or transferee named in said notice to Tenant. It is further understood that this provision shall also apply to subsequent grantees and transferees. The provisions relating to Landlord's right to apply the Security Deposit (as long as the same is held by the Escrow Agent) are set forth in a separate agreement of even date by and among Landlord, Tenant and the Escrow Agent. Provided Tenant is not then in default continuing beyond applicable notice, grace and cure periods (and all such defaults shall be fully corrected or cured, as may be applicable, within the applicable period of grace and all interest and other costs, if any, due to landlord in connection therewith shall be paid in full within such period of grace) and has delivered possession of the Premises to Landlord in the Yield-Up Condition (as defined in Section 5.1.10 of this Lease), the Security Deposit (to the extent not applied as provided hereunder) shall be repaid to Tenant at the expiration of the Term (as the same has been extended) or the earlier expiration of this Lease within ten (10) days of such expiration date.

      9.12 PARTIES RESPONSIBLE FOR COSTS OF OWN OBLIGATIONS. Except where specifically provided herein to the contrary, each party shall bear all costs and expenses of performing its obligations under this Lease.

                                    ARTICLE X
OPTION TO PURCHASE; EXPANSION OPTION; FIRST OPPORTUNITY; RIGHT OF FIRST REFUSAL

      10.1 TENANT'S PURCHASE OPTION. Tenant shall have the right and option (the "Purchase Option"), exercisable only after the occurrence of the Term Commencement Date and prior to the third anniversary of the Term Commencement Date (the "Option Period") to purchase (a) the Premises (including the Expansion Lot if Tenant's Option to Expand shall have been exercised) or (b) if Tenant's Option to Expand shall not have been exercised, the Premises and, subject to clause (d) below, the Expansion Lot (in either event, the "Property") from Landlord for the purchase price and upon the terms and conditions hereinafter set forth provided that each of the following conditions precedent shall first have been satisfied, any one or more of which may be waived in writing by Landlord in its sole discretion:

      (a) Tenant shall have given Landlord notice (the "Purchase Option Notice") of Tenant's exercise of such Purchase Option within the Option Period designating a closing date no earlier than fifteen (15) business days and no later than ninety (90) business days (and if the Purchase Option is exercised after December 1, 2000, no later than forty-five (45) business days) following the date on which Tenant gives Landlord the Purchase Option Notice;

      (b) Both at the time of the giving of the Purchase Option Notice and at all times after the giving of the Purchase Option Notice, up to and including the date of closing of the purchase of the property, Tenant is not then in default continuing beyond applicable notice, grace, and cure periods (and all such defaults shall be fully corrected or cured, as may be applicable, within the applicable period of grace and all interest and other costs, if any, due to landlord in connection therewith shall be paid in full within such period of grace);

      (c) The Purchase Option Notice shall be accompanied by payment of a deposit in an amount equal to ten percent (10%) of the Purchase Price (as hereinafter defined) (the "Deposit") made payable to Escrow Agent; and

      (d) If the Purchase Option Notice is given subsequent to December 1, 2000, Landlord shall have the election to exclude the Expansion Lot if Tenant has not elected to purchase following Landlord's Disposition Notice (as defined below) the Premises and the Expansion Lot in accordance with the last paragraph of this Section 10.1.

      The purchase price for the Property shall be the sum of (a) the product of the Final Building Area and One Hundred Forty-One and 75/100 Dollars ($141.75), (the "Initial Building Amount"), (b) the Lot Value (as defined in Section 10.2) unless Landlord elects to exclude the Expansion Lot under clause (d) and (c) one hundred fifteen percent (115%) of the Total Expansion Costs (as defined in Section 10.2.1) if the Tenant has exercised its Option to Expand in accordance with Section 10.2.2 and the Expansion Building is completed (the "Purchase Price"); if the Expansion Building has not been completed, there shall be a holdback in an amount equal to 110% of the amount estimated by Landlord's architect as necessary for final completion of any portion of Landlord's Initial Building Work not then completed (which percentage, upon substantial completion of the Initial Building, shall be increased to 150% of the cost to complete punchlist items, or such higher amount as may be required under Landlord's construction contract). The Purchase Price, as adjusted by other applicable prorations, shall, at Landlord's election, be paid by certified check or by wire transfer of good federal funds to an account designated by Landlord. At closing, Landlord shall convey all of its right, title and interest in the Property to Tenant by a duly executed and acknowledged Massachusetts form Quitclaim Deed, subject only to the Title Exceptions and such other claims, encumbrances, restrictions, easements and other defects in title as may have been created or approved by Tenant, but free and clear of all mortgages, liens, easements, claims, restrictions, encumbrances and defects in title created by the Landlord.

      If Tenant exercises the Purchase Option, Tenant shall have a period of thirty (30) days after the giving of a Purchase Option Notice (the "Title Approval Period") within which to examine and either approve or disapprove title to the Property, except that Tenant does hereby approve the Title Exceptions and the Cross Easements (with any changes therein requiring Tenant's approval as previously approved in writing by Tenant) (the Title Exceptions, the Cross Easements with changes as aforesaid, and any other matters of title which are approved by, or not objected to by, Tenant within the Title Approval Period are hereinafter collectively called the "Property Permitted Title Exceptions"). If, within the Title Approval Period, Tenant objects to any title defects, Tenant shall give Landlord written notice thereof and Landlord shall have fifteen (15) days after receipt of such notice within which to elect to cure any such new title objections. Failure to give such notice shall constitute approval by Tenant of all matters of title existing as of the end of the Title Approval Period. Landlord will, at closing of the sale of the Property, discharge, or make customary arrangements for the discharge after closing, of any mortgage placed on the Property by Landlord and will bond off or discharge any lien securing a liquidated amount filed against the Property after acquisition thereof by Tenant as a result of the action of Landlord or the fault of Landlord. Landlord will also expend up to $100,000.00 in the aggregate to cure any title defect which first arises after the date of the Purchase Option Notice. Except as expressly provided herein, Landlord will have no obligation to cure or expend any money to cure any other title defects to which Tenant may object. If Landlord does not elect to cure any title defect which it is not otherwise obligated to cure hereunder, or, after electing to cure the same, is unable to do so, Tenant shall have the right, exercisable within ten (10) days after receipt of notice by Landlord of such election, either to proceed with the closing contemplated by the Purchase Option without adjustment or reduction in the purchase price on account thereof, or not to proceed with the closing. If Tenant elects to proceed with the closing, Tenant shall accept the Property in "as is" condition as of the date of such election. Taxes will be prorated in accordance with normal custom and Landlord will be responsible for all Massachusetts deed stamp taxes and transfer taxes applicable on the date of this Lease. At closing, the Premises shall be conveyed to Tenant in "as is" condition as of the date of

Tenant's election to proceed with the closing, and Tenant shall release Landlord from all loss, cost, damages, fines, penalties, liabilities and other claims (collectively, the "Claims") arising out of, or related to, the discharge, existence or release of hazardous substances onto, under or from the Property that is caused by Tenant or those claiming by, through or under Tenant which exist as of the date of the Purchase Option Notice, whether known or unknown.

      From and after December 1, 2000 (if Tenant has not theretofore exercised the Purchase Option), Landlord may notify Tenant of the terms on which Landlord intends either to market the Expansion Lot for sale or to develop and lease the building(s) to be constructed on the Expansion Lot (the "Landlord's Disposition Notice"). Landlord shall include with the Landlord's Disposition Notice the price and other material terms on which Landlord intends to sell the Expansion Lot or, alternatively, anticipated rent from the development on the Expansion Lot which Landlord intends to construct and lease on the Expansion Lot (the "Landlord's Disposition Terms"). If Tenant then desires to acquire or lease the Expansion Lot, Tenant shall give Landlord notice of Tenant's interest (the "Tenant's Interest Notice") within ten (10) days of Tenant's receipt of Landlord's Disposition Notice. Provided Tenant timely gives Tenant's Interest Notice to Landlord, Landlord and Tenant agree to negotiate terms on which Tenant might then acquire or lease the Expansion Lot, in good faith, for a period of twenty (20) days following delivery of Tenant's Interest Notice (the "Disposition Period"). If, within the Disposition Period, Landlord and Tenant are unable to reach agreement for the sale or lease of the Expansion Lot to Tenant (in connection with Tenant's purchase of the Premises), Tenant may, within five (5) days following the expiration of the Disposition Period, elect to exercise the Purchase Option by giving Landlord the Purchase Option Notice in which event the foregoing provisions of this Section 10.1 shall be applicable thereto; such election shall be Tenant's sole right in the event Landlord and Tenant do not conclude an agreement for the sale or lease of the Expansion Lot to Tenant during the Disposition Period. If Tenant does not give the Purchase Option Notice to Landlord within such five (5) day period or Tenant does not give the Tenant's Interest Notice within such ten (10) day period, Landlord may at any time thereafter sell the Expansion Lot or consummate a lease thereof free of the Purchase Option provided, however, in the case of a sale of the Expansion Lot, the price paid therefor shall not be less than ninety-five percent (95%) of the price contained in Landlord's Disposition Notice. In the event the Landlord does not consummate such sale on such terms and desires to sell the property at a price which is less than any percent of the price contained in Landlord's Disposition Notice prior to the expiration of the period in which the Purchase Option may be exercised, Tenant shall give Landlord a new Landlord's Disposition Notice and the procedure set forth above shall be applicable to the terms proposed in such new Landlord's Disposition Notice. The failure of Tenant to give the Tenant's Interest Notice or the Purchase Option Notice shall not affect Tenant's right to exercise the Purchase Option prior to the third anniversary of the Term Commencement Date in respect of the Initial Lot and the Initial Building.

      10.2  TENANT'S OPTION TO EXPAND

            10.2.1 Definitions:

      "Base Constant" shall mean the annual constant percentage required, assuming an interest rate equal to the sum of the Treasury Yield and the Yield Spread, to fully amortize a principal amount based on a level monthly payment of principal and interest over a twenty-five (25) year period.

      "Expansion" shall mean the Expansion Lot, Expansion Building and any activities or construction required to connect or integrate with the Initial Building Lot and Initial Building.

      "Expansion Building Annual Fixed Rental Rate" shall mean the greater of
(a) the product of Twelve Dollars ($12.00) and the Final Building Area of the Expansion Building and (b) the amount obtained by multiplying the Rent Percentage Factor (as hereinafter defined) by the Total Expansion Costs.

      "Expansion Building Rent Increment" shall mean the Expansion Building Annual Fixed Rental Rate PLUS, for the balance of the Original Term during which Portion Rent Rate adjustments subsequently occur (as provided in Section 2.4, above), at the time of each adjustment under Section 2.4 there will be an increase in the Expansion Building Annual Fixed Rental Rate, computed as follows: as to each adjustment, the product of the Final Building Area determined for the Expansion Building and the dollar amount of the increase in the per square foot rent from the immediately prior adjustment in the Portion Rent Rate to the current adjustment in the Portion Rent Rate. Such adjustments shall be cumulative so that, as each adjustment occurs, the increase to the Expansion Building Annual Fixed Rental Rate shall be in addition to all previous increases. For example, if the adjustment is from the Third Portion Rent Rate to the Fourth Portion Rent Rate, the product of the increase of $0.75 ($14.97 - $14.22) and the Final Building Area determined for the Expansion Building would be added to Expansion Building Annual Fixed Rental Rate and all prior adjustments on account of increases in Portion Rent Rates following the Expansion Building Delivery Date.

      "Lot Value" shall mean Two Million Three Hundred Twelve Thousand Dollars ($2,312,000.00).

     "Rent Percentage Factor" shall mean the product of the Base Constant and the Yield (expressed as a percent). By way of illustration, but not limitation, the Rent Percentage Factor would be calculated as follows were certain assumptions applicable:

     Given:Yield = 120%
           Yield Spread = 2%

     Assume: Treasury Yield = 6%

     Illustrative Computation:

     Treasury Yield + Yield Spread = interest rate to be used in determining
                                     Base Constant

     Treasury Yield [6%] + Yield Spread [2%] = 8%

     Base Constant = 9.27 [constant necessary to amortize 8% loan over 25 years]

     Base Constant X Yield = Rent Percentage Factor

     Base Constant [.0927 (expressed as %) X Yield [120%] = Rent Percentage
                                                            Factor [11.124%]

     "Total Expansion Costs" shall mean all hard and soft costs and expenses reflected in a budget for the Expansion Building (based on the Expansion Building Plans and Specifications) approved in advance by Tenant and incurred or paid by Landlord (or any affiliate of Landlord) in connection with the planning, design, development, engineering, permitting and construction of the Expansion and all appurtenant on site and off-site improvements related thereto, excluding all work previously performed by Landlord on or at the Expansion Lot in connection with the Initial Building Work, and all costs incurred therefor, but including the Lot Value and, without limitation, the following: (i) all earth work, site work, grading, paving, curbing, driveways, walkways, parking areas, landscaping and site improvement work related to the Expansion; (ii) all architectural, consulting, space planning, permitting and engineering costs, attributable to the Expansion (including, without limitation, inspection service, engineering, and legal costs, outside construction consultants costs and linkage and mitigation payments); (iii) the cost of construction materials, labor and permits related to the construction of the Expansion and the cost of all bonds related thereto; (v) all title insurance premiums, survey costs, sewer extension costs, engineering fees and the like related to the Expansion; (iv) all costs of extending utilities to the Expansion and all costs of all drainage systems for the Expansion; (v) all costs and expenses incurred in connection with obtaining of construction and permanent financing for the Expansion including, without limitation, appraisal fees, commitment fees, points, extension fees, mortgage brokerage fees, fees for interest rate protection agreements required by lenders and the like; (vi) all costs and expenses incurred in connection with obtaining all insurance, bonds and permit fees and services related to the development and construction of the Expansion and improvements and utilities related thereto; (vii) all reasonable attorneys' fees, including both the Landlord's and any lender's attorneys' fees relating to: closing of construction and permanent loans, permits and approvals, negotiation of architectural and construction contracts and the like in connection with the Expansion or in defense of any claims relating to the Expansion except those arising out of Landlord's Negligence; (viii) all interest which accrues or is paid under any construction loan for (or allocable to) the Expansion through the Expansion Building Delivery Date; (ix) all real estate taxes and other reasonable carrying charges allocable to the Expansion from the date of acquisition of the Expansion by Landlord or any affiliate thereof through the commencement date of the Expansion (to the extent not paid by Tenant); (x) the cost of refund to Tenant of Expansion Lot Taxes; (xi) a lease commission related to the Expansion to Lynch, Murphy and Walsh at their standard schedule, but no greater than $5.00 per square foot of leasable area; (xii) a developer's fee of three percent (3%) of hard construction costs included in the ; (xiii) the cost to purchase an interest rate cap consistent with the Base Constant for a term loan for the Expansion Building; and (xiv) other reasonable costs and expenses incurred or paid by Landlord related to the development, permitting or construction of the Expansion; except for purposes of computing Total Expansion Costs, Landlord's contractor's overhead and profit shall not exceed six and one-half percent (6.5%) percent of those hard construction costs included in the "Cost of Work" as defined in American Institute of Architects Document A111 (1987 Edition). Tenant shall have access to the books and records of Landlord to confirm the accuracy of the details supporting Change Orders.

      Change Orders and Tenant Delays in respect of the Expansion Building shall be administered and paid in the manner provided in Section 3.4 of this Lease in respect of the Initial Building.

      "Treasury Yield" shall mean the annual rate of interest on U.S. Treasury Bills with a ten (10) year maturity determined on an averaged basis for the ninety (90) day period prior to the date on which Tenant gives the Expansion Option Notice.

      "Yield" shall mean one hundred twenty percent (120%).

      "Yield Spread" shall mean two percent (2%).

            10.2.2 EXERCISE OF TENANT'S OPTION TO EXPAND. Provided this Lease has not been terminated, Tenant shall have the right and option (the "Tenant's Option to Expand") which said right shall be exercisable only by notice given to Landlord on or prior to December 1, 2000 to lease the Expansion for the balance of the Term rent and upon the terms and conditions hereinafter set forth provided that each of the following conditions precedent shall first have been satisfied (all of which conditions are solely for the benefit of Landlord), any one or more of which may be waived in writing by Landlord:

            (a) Tenant shall give Landlord notice (the "Expansion Option Notice") of Tenant's exercise of such Option to Expand on or before December 1, 2000;

            (b) At the time of giving the Expansion Option Notice and at all times after the Expansion Option Notice up to and including the Expansion Building Delivery Date, there shall exist no default beyond applicable notice, grace and cure periods on the part of Tenant under this Lease (and all such defaults shall be fully corrected or cured, as may be applicable, within the applicable period of grace and all interest and other costs, if any, due to landlord in connection therewith shall be paid in full within such period of grace).

            (c) At the time of giving the Expansion Option Notice and at all times thereafter through the Expansion Building Delivery Date, Tenant shall not have assigned or transferred any rights under this Lease, except to an assignee, transferee or sublessee consented to by Landlord under Section 5.2.1 of this Lease, or permitted without Landlord's consent under said Section 5.2.1.

            (d) The Security Deposit shall be increased by the Additional Security Deposit Amount.

      The Additional Security Deposit shall be payable as follows: fifty percent (50%) thereof shall be due and payable upon Tenant's exercise of Tenant's Option to Expand, and the balance shall be due and payable thereafter on the commencement of construction activities on the Expansion Building Lot. The Additional Security Deposit shall be subject to reduction in the proportions applicable to the original Security Deposit and on the same terms and conditions; provided, however, that the first reduction shall occur on the third anniversary of the Expansion Building Delivery Date, and the subsequent reduction shall occur on the ninth anniversary of the Expansion Building Delivery Date, subject, in all cases, to the provisions of the immediately following paragraph of this Section 10.2.2.

      Notwithstanding any other provision herein contained, the aggregate amount held as a Security Deposit under this Lease upon Tenant's exercise of Tenant's Option to Expand shall not be less than One Million Dollars ($1,000,000) nor more than the amount required to be maintained hereunder. If Tenant's net worth does not exceed Forty-Five Million Dollars ($45,000,000) and the value of Tenant's current assets does not exceed Ten Million Dollars ($10,000,000) (as the terms "net worth" and "value of current assets" are defined and determined in accordance with generally accepted accounting principles), the aggregate amount of Tenant's Security Deposit shall not be more than One Million Five Hundred Thousand Dollars ($1,500,000). If either Landlord or Tenant elects to execute a Separate Lease for the Expansion Building under Section 10.2.3 below, Landlord shall be entitled to determine the portion of the Security Deposit allocable to the Expansion Building and the portion of the Security Deposit (as to both the remaining balance of the original Security Deposit and the Additional Security Deposit) to be allocable to Tenant's obligations under this Lease following the execution and delivery of the Separate Lease for the Expansion Building. Upon the reasonable request of Landlord or Landlord's mortgagee, Tenant agrees to acknowledge the amount of each portion of the Security Deposit allocated by Landlord to the Initial Building and Initial Lot and to the Expansion Building and Expansion Lot.

      Reference is made to Section 3.12 of this Lease for other provisions applicable to Tenant's Option to Expand.

      If Tenant shall fail to properly exercise the Option to Expand on or prior to December 1, 2000, in accordance with the terms to the Lease of this Section 10.2.2, time being of the essence, the Option to Expand and all the terms and provisions of this Section 10.2 shall be void and of no further force or effect. For the Original Term of this Lease, from and after the Expansion Building Delivery Date, the Annual Fixed Rental Rate shall be increased by the Expansion Building Rent Increment as determined in Section 10.2.1, above.

            10.2.3 ELECTION TO EXECUTE A SEPARATE LEASE. In the event Tenant exercises the Option to Expand, Landlord or Tenant shall have the election to require the other to execute and deliver a separate lease with Landlord for the Expansion Building and the Expansion Lot (the "Separate Lease"). The Separate Lease shall be on the same terms and conditions as are set forth in this Lease, including the provisions for the preparation of plans and specifications for the Expansion, Tenant's responsibility for Tenant's Improvements and the like, all in a manner consistent with Section 3.12 of this Lease, except that the Term of the Lease, including the renewal terms, shall be coterminous with those set forth in this Lease and Annual Fixed Rental Rate shall be equal to the Expansion Building Rent Increment. Landlord and Tenant shall proceed in good faith, promptly after Landlord or Tenant elects to require Tenant to execute and deliver the Separate Lease to complete the negotiation and execution and delivery of the Separate Lease.

      10.3 TENANT'S RIGHT OF FIRST OPPORTUNITY TO PURCHASE. If Tenant does not exercise its Purchase Option or otherwise elects to purchase the Initial Building, Initial Lot and Expansion Building in accordance with Section 3.12, then Landlord will not during the Term of this Lease as it may be extended in accordance with Section 2.2 (the "First Opportunity Period") sell the Premises to a third party without first complying with the following (the "First Opportunity Rights"):

      (a) Landlord will not sell the Premises to a third party unless it first gives Tenant written notice of its intention to sell or attempt to sell (other than the solicitation of offers) the Premises and setting forth terms and conditions upon which it would be willing to sell (a "Sale Offer") the Premises to Tenant; and

      (b) Tenant will have thirty (30) days after receipt of a Sale Offer within which to accept any such Sale Offer. Failure of Tenant to accept any such Sale Offer within such thirty (30) day period shall constitute and be deemed a rejection of such Sale Offer . If Tenant accepts such Sale Offer within such thirty (30) day period, then Landlord and Tenant shall in good faith attempt to enter into a final purchase agreement within thirty (30) days after Tenant's acceptance of the Sale Offer. If Tenant does not accept such Sale Offer within such thirty (30) day period, or, if after accepting any such Sale Offer within such thirty (30) day period, Tenant fails to enter into a final purchase agreement within the following thirty (30) day period in form and substance satisfactory to all parties, then Landlord shall be free to sell the Premises at a price which is not less than ninety-five percent (95%) of the purchase price offered to Tenant in the Sale Offer. Landlord may not sell the Premises to any party for less than 95% of the price offered to Tenant in the Sale Offer or on other terms and conditions substantially more beneficial to buyer than those offered to Tenant in the Sale Offer, without re-offering the Premises to Tenant at such reduced price and/or better terms, as applicable, by written notice (the "Reduced Offer"), whereupon Tenant shall have thirty (30) days to accept the Reduced Offer. If Tenant shall fail within such thirty (30) day period to accept the Reduced Offer or if Tenant shall accept the Reduced Offer but shall fail to complete such purchase pursuant to such terms and provisions after it shall have accepted the Reduced Offer, Landlord shall be free to sell the Premises to any other party in the same manner as aforesaid.

      10.4 TENANT'S RIGHT OF FIRST REFUSAL. If, prior to the expiration of the Option Period (as defined in Section 10.1 of this Lease), Landlord shall receive an offer to purchase the Premises and Landlord desires to accept such offer (the "Landlord's Offer"), Landlord shall give written notice of the terms of Landlord's Offer and Landlord's desire to accept Landlord's Offer to Tenant (the "Landlord's Offer Notice"). If Tenant desires to acquire the Premises on the terms and conditions in Landlord's Offer Notice, Tenant shall give Landlord notice thereof (the "Tenant's Acceptance Notice") within thirty (30) days of the date on which Landlord gives Tenant Landlord's Offer Notice and Landlord and Tenant shall promptly enter into a purchase and sale agreement in accordance with the terms and conditions of Landlord's Offer Notice; if Tenant does not give Tenant's Acceptance Notice to Landlord within such thirty (30) day period, Landlord shall be entitled to accept Landlord's Offer and consummate the sale of the Premises free of Tenant's rights under this Section 10.4.

      10.5 LANDLORD'S RIGHT OF FIRST OPPORTUNITY. If Tenant acquires the Premises in the exercise of the foregoing rights and Landlord or any affiliate (i.e., any partnership, limited liability company or other entity, either as holder of record title or beneficiary thereof, in which National Development Associates of New England Limited Partnership is the managing general partner or manager or in which a partnership, limited liability company or other entity of which National Development Associates of New England Limited Partnership is the managing general partner or manager has an interest) of Landlord continues to own land in Metro North Corporate Center, for so long as Landlord or any affiliate of Landlord continues to own any such land, Landlord shall have a right of first opportunity to purchase the Premises if Tenant shall determine to sell the Premises subject to the same terms and conditions as shall be applicable to Tenant's Right of First Opportunity to Purchase under Section 10.3 of this Lease. The provisions of this Section 10.5 shall continue to run to and be for the benefit of Landlord as specifically named in this Lease notwithstanding the assignment of this Lease to the party named in Landlord's Offer Notice.

      10.6 FURTHER RIGHTS OF MORTGAGEES. Tenant acknowledges and agrees that Tenant's Purchase Option (contained in Section 10.1 of this Lease), Tenant's Option to Expand (contained in Section 10.2 of this Lease) Tenant's Right of First Opportunity to Purchase (contained in Section 10.3), and Tenant's Right of First Refusal (contained in Section 10.4) shall be subject to and subordinate to the right of any holder of a mortgage on the Lot, but only to the extent such holder provides Tenant with non-disturbance protections in accordance with
Section 8.2.

      WITNESS the execution hereof under seal as of the day and year first above written.

                                    Tenant:

                                    ARQULE, INC.

                                    By: /s/ James R. Fitzgerald, Jr.
                                        ----------------------------------------
                                        Its Treasurer

                                    Landlord:

                                    METRO NORTH CORPORATE CENTER LLC
                                    By: NDNE Realty, Inc.

                                    By: /s/ Thomas M. Alperin
                                        ----------------------------------------
                                        Its President hereunto duly authorized